UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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bebe stores, inc.
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 5, 2008
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
FISCAL 2008 TOTAL DIRECTOR COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END (1)
OPTION EXERCISES AND STOCK VESTED
REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
PROPOSAL NO. 2 APPROVAL OF AMENDMENT TO THE BEBE STORES, INC. 1997 STOCK PLAN, AS AMENDED, TO INCREASE AUTHORIZED NUMBER OF SHARES
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PRINCIPAL ACCOUNTING FIRM FEES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT OF THE AUDIT COMMITTEE
SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
TRANSACTION OF OTHER BUSINESS

400 Valley Drive
Brisbane, California 94005
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 5, 2008

Dear Shareholder:

You are invited to attend the Annual Meeting of Shareholders of bebe stores, inc., a California corporation, which will be held on November 5, 2008, at 9:30 a.m. local time, at our principal executive offices located at 400 Valley Drive, Brisbane, California 94005 for the following purposes:

1.	To elect the six directors who have been properly nominated as set forth in the Proxy Statement to hold office for a one-year term and until their respective successors are duly elected and qualified.

2.	To approve an increase in the maximum number of shares that may be issued under the Company’s 1997 Stock Plan, as amended, by 2,000,000 shares from 20,113,750 shares to a total of 22,113,750 shares.

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 4, 2009.

4.	To transact such other business as may come properly before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on September 22, 2008 are entitled to notice of, and to vote at, the meeting and adjournments or postponements of the meeting.

By Order of the board of directors,

Gregory Scott
Chief Executive Officer

Brisbane, California
October 15, 2008

400 Valley Drive
Brisbane, California 94005

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

The accompanying proxy is solicited by the board of directors of bebe stores, inc., a California corporation, for use at our Annual Meeting of Shareholders to be held on November 5, 2008, or any adjournment or postponements of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

GENERAL INFORMATION

Annual Report
Our annual report on Form 10-K for the fiscal year ended July 5, 2008 is enclosed with this proxy statement.

Voting Securities
Only shareholders of record as of the close of business on September 22, 2008 will be entitled to vote at the meeting and any adjournment or postponement thereof. As of that date, we had 89,003,661 shares of common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting of Shareholders. Shareholders may vote in person or by proxy. Each shareholder of record is entitled to one vote for each share of stock held by him, or her or it. Our bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

We are mailing this proxy statement and the accompanying proxy and the accompanying annual report on Form 10-K for the fiscal year ended July 5, 2008 on or about October 15, 2008 to all shareholders entitled to vote at the Annual Meeting.

Broker Non-Votes
A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors and ratification of auditors.

Solicitation of Proxies
We will bear the cost of soliciting proxies. In addition to soliciting shareholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket expenses. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

Voting of Proxies
All shares represented by a valid proxy received prior to the meeting will be voted, and where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposals. A shareholder giving a proxy has the power to revoke his, her or its proxy, at any time prior to the time it is voted, by delivering to our Legal Department, at our principal offices located at 400 Valley Drive, Brisbane, California 94005, a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

Delivery of Proxy Statement
To reduce the expense of delivering duplicate voting materials to our shareholders who may have more than one bebe stock account in one household, with your consent and unless otherwise requested, we will deliver only one set of voting materials, which includes the proxy statement, proxy cards and the 2008 annual report on Form 10-K, to shareholders who share the same address.

If you share an address with another shareholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by calling our Legal Department at: (415) 715-3900, or by writing to us at: bebe stores, inc., 400 Valley Drive, Brisbane, California 94005.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors currently consists of six directors. At the recommendation of the board of directors’ Nominating and Corporate Governance Committee, the board of directors has designated six director-nominees for election at the Annual Meeting of Shareholders. If elected, the nominees will serve as directors until our Annual Meeting of Shareholders in 2009 and until their respective successors are duly elected and qualified, or until their earlier resignation or removal. If a nominee declines to serve or becomes unavailable for any reason, or if another vacancy occurs before the election, although management knows of no reason to anticipate that this will occur, the proxies may be voted for such substitute nominee the board of directors may designate.

Vote Required and Board of Directors’ Recommendation

If a quorum representing a majority of all outstanding shares of common stock is present, either in person or by proxy, the six nominees for director receiving the highest number of votes “for” will be elected. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have an effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW.

Director-Nominees

The table below sets forth our director-nominees to be elected at this meeting, and information concerning their age and background:

Name	Age	Position

Manny Mashouf	70	Chairman of the Board of Directors
Barbara Bass	57	Director
Cynthia Cohen	55	Director
Corrado Federico	67	Director
Caden Wang	56	Director
Gregory Scott	45	Director and Chief Executive Officer

Manny Mashouf founded bebe stores, inc. and has served as Chairman of the Board since our incorporation in 1976. Mr. Mashouf served as our Chief Executive Officer from 1976 to February 2004. Mr. Mashouf is the father of Paul Mashouf, who was Vice President of Manufacturing and Sourcing - BEBE SPORT and who has since resigned from the company in July 2008, and uncle of Hamid Mashouf, Vice President of Information Systems and Technology.

Barbara Bass has served as a director since February 1997. Ms. Bass also currently serves on the boards of directors of Starbucks Corporation and DFS Group Limited. Since 1993, Ms. Bass has served as the President of the Gerson Bakar Foundation and is the Chief Executive Officer of the Achieve Foundation. From 1989 to 1992, Ms. Bass served as President and Chief Executive Officer of the Emporium Weinstock Division of Carter Hawley Hale Stores, Inc., a department store chain.

Cynthia R. Cohen has served as a director since December 2003. She also currently serves on the boards of directors of Steiner Leisure Ltd. and Equity One, Inc., as well as several privately held companies and formerly served on the board of directors of Hot Topic. Ms. Cohen serves on the Executive Advisory Board for the Center for Retailing Education and Research at the University of Florida and is of the founder, Chairman and President of the Strategic Mindshare Foundation, a strategic management consulting firm. Prior to founding Strategic Mindshare in 1990, she was a Partner in Management Consulting with Deloitte & Touche LLP.

Corrado Federico has served as a director since November 1996. Mr. Federico formerly served on the board of directors of Hot Topic. Mr. Federico is President of Solaris Properties and has served as the President of Corrado, Inc., a land development firm, since 1991. From 1986 to 1991, Mr. Federico held the position of President and Chief Executive Officer of Esprit de Corp, Inc., a wholesaler and retailer of junior and children’s apparel, footwear and accessories.

Caden Wang has served as a director since October 2003. Since 2005, Mr. Wang has also served on the board of directors of Leapfrog Enterprises, Inc. From 1999 to 2001, Mr. Wang served as Executive Vice President and Chief Financial Officer of LVMH Selective Retailing Group, which included international retail holdings such as DFS, Sephora, and Miami Cruiseline Services. Mr. Wang previously served on the board of directors of Fossil, Inc. and as Chief Financial Officer for travel retailer DFS and retail companies Gumps and Cost Plus. Mr. Wang is a Certified Public Accountant.

Gregory Scott has served as our Chief Executive Officer since February 2004 and as director since August 2004. From May 2000 to January 2004, Mr. Scott was the President of the Arden B. division of The Wet Seal, a retailer of women’s apparel. From February 2000 to April 2000, Mr. Scott was President of Laundry, a division of Liz Claiborne, which designs and markets men’s and women’s apparel. From 1996 to 2000, Mr. Scott served as bebe’s Vice President of Merchandising.

Independence

The board of directors has determined that each of Barbara Bass, Cynthia Cohen, Caden Wang and Corrado Federico is independent for purposes of the Nasdaq Marketplace Rules.

Director Compensation

Our non-employee directors are paid a fee of $4,000 for each meeting of the board of directors that they attend in person and $750 for the second and subsequent telephonic meeting of the board of directors that they attend. For each meeting of the Audit Committee, committee members are paid $1,250 and the chairman of the committee is paid $3,000. For each meeting of the Compensation and Management Development Committee and the Nominating and Corporate Governance Committee, committee members are paid $1,250 and the Chairman of the committee is paid $2,500. For each meeting of a Special Committee, the Chairman and committee members are each paid $1,250. We also reimburse all directors for their expenses incurred in attending meetings.

In fiscal 2008, each of our non-employee directors received a restricted stock unit award of 2,015 shares, which was calculated to represent approximately $25,000 in value based on the closing price of our common stock on the day of the annual shareholder’s meeting and awarded that same day; these awards vest one year after the award date if the director remains a board member for a period of one year from the award date. Each restricted stock unit represents a right to receive a share of stock on a date determined in accordance with the provisions of our 1997 Stock Plan, as amended, and the participant’s restricted stock units agreement. In addition, during fiscal 2008, we granted each non-employee director an option to purchase 29,673 shares of our common stock, which was calculated to represent approximately $150,000 in value based on the closing price on the day of the annual shareholder’s meeting and awarded that same day; these awards vest over four years, with 20% of the award vesting on each of the first and second anniversaries of the date of grant and 30% of the award vesting on each of the third and fourth anniversaries of the date of grant.

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Fiscal 2008 Total Director Compensation

	Fees earned
	or paid in	Stock	Option	Total
Name(1)	Cash	Awards(2)	Awards(3)

Barbara Bass	$50,250	25,119	165,085	240,454
Cynthia Cohen	$49,000	25,119	178,003	252,122
Corrado Federico	$29,000	25,119	165,085	219,204
Caden Wang	$54,250	25,119	178,003	257,372

(1)	We compensate our Chairman of the Board, Manny Mashouf, and director and Chief Executive Officer, Gregory Scott, in their capacities as our executive officers; they receive no compensation in their capacities as directors. For information about certain executive officer compensation, see COMPENSATION DISCUSSION AND ANALYSIS” and accompanying tables and charts.

(2)	The amounts listed in this column are the aggregate grant date fair values and compensation cost of the restricted share awards recognized by us in fiscal 2008, determined in accordance with FAS 123(R). Assumptions used to calculate the values of the stock awards are set forth under footnote 9 in our Form 10-K filing for the fiscal year ended July 5, 2008. In fiscal 2008, each non-employee director was granted a restricted stock unit award of 2,015 shares with a grant date fair value of $25,000 (or $12.41 per unit).

At the end of fiscal 2008, each listed director held 2,015 restricted stock units, all of which will vest, assuming continuing board member status, within 60 days of October 1, 2008 and 1,100 restricted shares, all of which are fully vested.

(3)	The amounts listed in this column are the aggregate grant date fair values and compensation cost of the options recognized by us in fiscal 2008, determined in accordance with FAS 123R. Assumptions used to calculate the values of the stock option awards are set forth under footnote 9 in our Form 10-K filing for the fiscal year ended July 5, 2008. In fiscal 2008, each non-employee director was granted options to purchase 29,673 shares of our common stock with a grant date fair value of $150,000 (or $5.06 per share).

The number of stock options held by each listed director at the end of fiscal 2008 are as follows: Barbara Bass – 94,385 (vested) and 60,223 (unvested, which include options which are scheduled to vest within 60 days of October 1, 2008); Cynthia Cohen – 60,635 (vested) and 60,223 (unvested, which include options which are scheduled to vest within 60 days of October 1, 2008); Corrado Federico – 60,223 (vested) and 145,010 (unvested, which include options which are scheduled to vest within 60 days of October 1, 2008); and Caden Wang – 55,796 (vested) and 55,360 (unvested, which include options which are scheduled to vest within 60 days of October 1, 2008).

Options granted during fiscal 2006 and later vest over four years, with 20% of the award vesting on each of the first and second anniversaries of the date of grant and 30% of the award vesting on each of the third and fourth anniversaries of the date of grant; options granted prior to fiscal 2006 vest over four years, with 20% of the award vesting upon the first anniversary of the grant date and the balance of the award vesting monthly thereafter at a rate of 20% during the second year from grant date, and 30% during each of the third and fourth years from grant date.

CORPORATE GOVERNANCE MATTERS

Board Meetings

During the fiscal year ended July 5, 2008, the board of directors held 9 meetings. Each director serving on our board of directors in fiscal year 2008 attended at least 75% of the meetings of the board of directors and the committees on which he or she serves.

Audit Committee

The members of the Audit Committee are Barbara Bass, Cynthia Cohen and Caden Wang (Chairman). Our board of directors has determined that Mr. Wang is an audit committee financial expert, as defined by the rules of the SEC. The primary purpose of the Audit Committee is the oversight of the integrity of the financial reports and other financial information provided by us to any governmental body or to the public, and oversight of our compliance with legal and regulatory requirements. The Audit Committee is responsible for the engagement, retention, compensation and oversight of our independent registered public accounting firm, including review of their qualifications, independence and performance, and review and approval of the fee arrangements and terms of engagement, including the planned scope of the audit and any non-audit services that may be performed by them. The Audit Committee is responsible for reviewing with management and our auditors the adequacy of internal financial controls, reviewing our critical accounting policies and the application of accounting principles, reviewing and approving any related party transactions and preparing any report required by the rules of the SEC. During the fiscal year ended July 5, 2008, the Audit Committee held 8 meetings.

Our board of directors has determined that each member of the Audit Committee is independent for purposes of the Nasdaq Marketplace Rules.

Compensation and Management Development Committee

The members of the Compensation and Management Development Committee are Barbara Bass (Chairperson), Cynthia Cohen and Corrado Federico.

The Compensation Committee is responsible for discharging the board of directors’ responsibilities relating to compensation and benefits of our Chief Executive Officer, our other named executive officers and certain other of our employees as may be determined by the Compensation Committee, overseeing and approving our compensation policies and practices and preparing any report required under the rules and regulations of the SEC. In carrying out these responsibilities, the Compensation Committee reviews all components of executive officer compensation for consistency with the Compensation Committee’s compensation philosophy as in effect from time to time. In addition, the Compensation Committee is responsible for overseeing the development and implementation of management development plans and succession practices to ensure that we have sufficient management depth to support our continued growth and the talent needed to execute long term strategies in the event that one or more members of senior management retire or otherwise leave bebe.

During the fiscal year ended July 5, 2008, the Compensation Committee held 4 meetings.

Our board of directors has determined that each member of the Compensation Committee is independent for purposes of the Nasdaq Marketplace Rules.

Compensation Committee Interlocks and Insider Participation.

No member of the Compensation Committee is, or was during fiscal 2008, an officer or employee of ours or any of our subsidiaries or was formerly an officer of ours or any of our subsidiaries. No member of the Compensation Committee is, or was during fiscal 2008, an executive officer of another company whose board of directors has a comparable committee on which one of our executive officers serves.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Barbara Bass, Cynthia Cohen (Chairperson), Caden Wang and Corrado Federico.

The primary responsibilities of the Nominating Committee are to identify individuals qualified to become members of our board of directors, recommend to our board of directors director nominees for each election of directors, develop and recommend to our board of directors criteria for selecting qualified director candidates, consider committee member qualifications, appointment and removal, recommend corporate governance principles, codes of conduct and compliance mechanisms applicable to bebe, and provide oversight in the evaluation of our board of directors and each of its committees. During the fiscal year ended July 5, 2008, the Nominating Committee held 4 meetings.

Our board of directors has determined that each member of the Nominating Committee is independent for purposes of the Nasdaq Marketplace Rules.

Director Nominations

Consistent with its charter, the Nominating Committee will evaluate and recommend to our board of directors director nominees for each election of directors.

Director Qualifications

In fulfilling its responsibilities, the Nominating Committee considers the following factors in reviewing possible candidates for nomination as director:

•	the appropriate size of our board of directors and its committees;

•	the perceived needs of our board of directors for particular skills, background and business experience;

•	the skills, background, reputation, and business experience of nominees compared to the skills, background, reputation and business experience already possessed by other members of our board;

•	nominees’ independence from management;

•	applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

•	the benefits of a constructive working relationship among directors; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating Committee’s goal is to assemble a board of directors that brings to bebe a variety of perspectives and skills derived from high quality business and professional experience. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the best interests of our shareholders. They must also have an inquisitive nature, objective perspective and mature judgment. Director candidates must have sufficient time available in the judgment of the Nominating Committee to perform all board and committee responsibilities.

Board members are expected to prepare for, attend and participate in all board and applicable committee meetings. They are also expected to visit our stores periodically and keep abreast of industry trends.

Other than the foregoing there are no stated minimum criteria for director nominees, although the Nominating Committee may also consider such other factors as it may deem, from time to time, are in the best interests of bebe and its shareholders. The Nominating Committee believes that it is preferable that at least one member of the board should meet the criteria for an “audit committee financial expert” as defined by SEC rules. The Nominating Committee also believes it appropriate for one or more key members of bebe’s management to participate as members of the board.

Throughout the fiscal year ended July 5, 2008, a majority of the members of the board were independent for purposes of the Nasdaq Marketplace Rules.

Identifying and Evaluating Candidates for Nomination as Director

The Nominating Committee annually evaluates the current members of our board of directors whose terms are expiring and who are willing to continue in service against the criteria set forth above in determining whether to recommend these directors for election. The Nominating Committee regularly assesses the optimum size of the board and its committees and the needs of the board for various skills, background and business experience in determining if the board requires additional candidates for nomination.

Candidates for nomination as director come to the attention of the Nominating Committee from time to time through incumbent directors, management, shareholders or third parties. These candidates may be considered at meetings of the Nominating Committee at any point during the year. Such candidates are evaluated against the criteria set forth above. If the Nominating Committee believes at any time that it is desirable that the board consider additional candidates for nomination, the Nominating Committee may poll directors and management for suggestions or conduct research to identify possible candidates and may engage, if the Nominating Committee believes it is appropriate, a third party search firm to assist in identifying qualified candidates.

The Nominating Committee will evaluate any recommendation for director nominee proposed by a shareholder. In order to be evaluated in connection with the Nominating Committee’s established procedures for evaluating potential director nominees as it pertains to the next annual meeting of shareholders, any recommendation for director nominee submitted by a shareholder must be sent in writing to the Corporate Secretary, bebe stores, inc., 400 Valley Drive, Brisbane, CA 94005, 120 days prior to the anniversary of the date proxy statements were mailed to shareholders in connection with the prior year’s annual meeting of shareholders and must contain the following information:

•	the candidate’s name, age, contact information and present principal occupation or employment; and

•	a description of the candidate’s qualifications, skills, background and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed or served as a director.

In addition, our bylaws permit shareholders to nominate directors for consideration at an annual meeting. For more information, see below “SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING.”

All directors and director nominees must submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating Committee.

The Nominating Committee will evaluate incumbent directors, as well as candidates for director nominee submitted by directors, management and shareholders consistently using the criteria stated in this policy and will select the nominees that in the Nominating Committee’s judgment best suit the needs of the board at that time.

 Committee Charters and Other Corporate Governance Materials

Our board of directors has adopted a charter for its Audit, Compensation and Management Development, and Nominating and Corporate Governance Committees. Our board of directors has also adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. In addition, it has adopted Corporate Governance Principles and Practices for the board of directors that address the composition of the board, criteria for board membership and other board matters. Links to these materials are available on our website, www.bebe.com, under “Corporate Governance.”

Certain Relationships and Related Transactions

Our Audit Committee monitors and reviews related party transactions for potential conflicts of interest and other potential improprieties. In doing so, the Audit Committee applies our Code of Business Conduct and Ethics, which provides that directors, officers and all other employees are expected to avoid any situation in which personal, family or financial interests conflict or even appear to conflict with our interest. The Corporate Governance Principles and Practices of our board of directors requires that a director who has any concerns about a potential conflict of interest shall consult with the board in advance of taking any action, position or interest which might conflict with his or her duties to us.

Manny Mashouf is the father of Paul Mashouf, our former Vice President of Manufacturing and Sourcing – BEBESPORT, and uncle of Hamid Mashouf, our Vice President, Information Systems and Technology. In fiscal 2008, Paul Mashouf received a salary of approximately $218,000. In fiscal 2008, Hamid Mashouf received a salary of approximately $198,000. In addition, Paul Mashouf was, and Hamid Mashouf is, eligible to receive stock options in accordance with our compensation policies for our executive officers. In fiscal 2008, Paul Mashouf and Hamid Mashouf were granted options to purchase 20,000 and 10,000 shares respectively both at an exercise price of $12.73 per share, the fair market value of our common stock on the date of grant.

During the fiscal year ending July 5, 2008, our Board authorized our purchase of 5 million shares of our common stock from our former Vice Chairperson, Neda Mashouf, at the NASDAQ listed closing price for our stock on the particular day of the transaction. Both before and after this transaction, Ms. Mashouf was a holder of more than 5% of our outstanding common stock. Prior to this purchase, the Board duly appointed a Special Committee comprised of all four independent board members to review and make recommendations to the Board regarding the potential transaction. The Special Committee met 3 times in advance of this transaction.

Except as disclosed above or otherwise disclosed in this proxy statement, during the fiscal year ended July 5, 2008, there was not any, nor is there any currently proposed, transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000, and in which any executive officer, director or holder of more than 5% of any class of our voting securities and members of that person’s immediate family had or will have a direct or indirect material interest.

We have entered into indemnification agreements with each of our executive officers and directors. Such indemnification agreements require us to indemnify these individuals to the fullest extent permitted by law.

 Communications with Directors

Shareholders may communicate with any and all of our directors by transmitting correspondence by mail, facsimile or email, addressed as follows:

Board of Directors
c/o Corporate Secretary
bebe stores, inc.
400 Valley Drive
Brisbane, CA 94005

The Corporate Secretary shall maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communication or the communication relates to commercial matters not related to the shareholder’s stock ownership, as determined by the Corporate Secretary in consultation with legal counsel. The board of directors or individual directors so addressed shall be advised of any communication withheld for safety, security or other reasons as soon as practicable.

We will make every effort to schedule its annual meeting of shareholders at a time and date to maximize attendance by directors taking into account the directors’ schedules. We believe that annual meetings provide an opportunity for shareholders to communicate with directors. Last year, all of our directors attended our annual meeting of shareholders.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

The Compensation Committee’s compensation philosophy is to pay its executives for performance, to align their Total Direct Compensation (as defined below) to shareholder value (see explanation of such alignment below in Compensation Components, Stock Options) and to offer and maintain competitive compensation packages in order to attract and retain well qualified executives.

Accordingly, an executive’s total cash compensation components (made up of Base Salary and Incentive Cash Compensation (or Bonus)) is generally targeted below the median of salaries among our peer competitive companies doing business within the apparel and specialty retail industry (see Benchmarking, below) and the long term compensation components (made up of Stock Options and/or Restricted Stock Units) are used to bring an executive’s Total Direct Compensation to approximately the median of Total Direct Compensation levels among such companies. Each compensation component is identified and further discussed below.

The Compensation Committee meets to consider, establish and/or approve the compensation of our Chief Executive Officer and other executive officers on an annual basis, or at the time of hire, promotion or other change in responsibilities.

Benchmarking

In order to assist the Compensation Committee in determining appropriate levels of compensation for our executive officers, the Compensation Committee engages a compensation consultant, who provides the Committee with certain compensation surveys. These surveys identify and analyze compensation awarded to CEOs and other executive officers at peer competitive companies and also compare our one and three year financial performance against that of our peer competitive companies, generated over generally the same period.

For each of fiscal years 2008 and 2009, the Compensation Committee engaged the compensation consultant Towers Perrin who provided compensation and performance information from sixteen (16) companies doing business within the apparel and specialty retail industry. These companies are referred to throughout this section as “Benchmark Companies” and include: Guess?, Inc., Chicos FAS, Inc., Gymboree Corp., Urban Outfitters, Inc., Aeropostale Inc., Buckle, Inc., Cache, Inc., Charlotte Russe Holding Inc., Christopher & Banks Corp. Coldwater Creek Inc., Dress Barn Inc., Hot Topic Inc. Jos. A. Bank Clothiers Inc., Pacific Sunwear of California Inc., Tween Brands Inc., and Wet Seal Inc.

The Committee compared each of our executive officer’s base, bonus, long-term compensation and Total Direct Compensation to those components awarded to similar positions at the Benchmark Companies, as available. The Committee used the surveys for guidance only and did not apply them rigidly.

The most recent survey provided by our compensation consultant compared our financial and performance numbers from fiscal year 2008 (ending July 5, 2008) in categories of net sales, net income, total shareholder return and market value to the most recent and publicly available numbers in the same categories taken from the Benchmark Companies. Due to the fact that Benchmark Companies and bebe publicly report their results at different times throughout any given year, it is not possible to compare numbers for the identical periods of time. When comparing our fiscal year 2008 numbers to those reported by the Benchmark Companies during the previous year as of (January 2008), our numbers compared and ranked as follows:

	bebe results	Percentile	Percentile	Percentile
	yr. ended 7/5/08	Rank	1-Yr Growth Rank	3-Yr Growth Rank

Total sales	$687.6	31
Sales 1-yr growth	2.5%		17
Sales 3-yr growth	5.9%			14
Income	$63	56
Income 1-yr growth	(18.5)%		36
Income 3-yr growth	(5.2)%			39
Market Value	$853.9	62
Total Shareholder Return 1-yr	(39)%		38	22
Total Shareholder Return 3-yr	(27.9)%

(Numbers listed with $ are in millions; numbers listed with % are compounded annual growth rates; market value and shareholder return numbers are as of 6/30/08).

Towers Perrin does not perform any other services for us.

Total Direct Compensation

Total Direct Compensation is the sum of base salary, incentive cash (bonus) and long-term compensation, currently delivered through stock option and/or restricted stock unit awards. The Compensation Committee considers a number of factors when determining the amount of Total Direct Compensation to award executive officers each year. These factors include: individual performance; performance of the overall business as well as the relevant individual business unit(s); recommendations from both management and the committee’s compensation consultant; competitive market data for the previous one and three year periods; broad trends in executive compensation; retention considerations; and internal pay equity. Again, per our Compensation Philosophy, we generally endeavor to bring our executives’ Total Direct Compensation levels to approximately the median of Total Direct Compensation levels found for similar positions in our Benchmark Companies.

Compensation Components

Base Salary

In determining base salaries, the Compensation Committee reviews a number of factors including: the ranges of base salary for similar positions paid within the apparel retail industry (see above, Benchmarking); individual performance during the prior year; and the level, size and complexity of responsibility of the position.

In aiding with its assessment of individual performance for each executive officer,(except regarding that of the Chief Executive Officer), the Committee reviews recommendations from the Chief Executive Officer who annually evaluates the performance of the other executive officers. Regarding its assessment of the Chief Executive Officer’s performance, the Committee places added emphasis on our financial performance, his or her specific expected contributions, and data taken from the compensation surveys).

Again, the combination of an executive’s base salary and incentive cash compensation is generally set below the median salary for a comparable position at the Benchmark Companies.

Incentive Cash Compensation

We maintain a cash bonus plan (“Cash Incentive Plan”) to reward certain of our employees for their contribution to our success and to provide incentive to continue to help maximize our profitability.

Total Award Percentage

For fiscal 2008, the Compensation Committee adopted a bonus plan where each eligible participant may receive an annual bonus equal to a certain percentage of his or her base salary (the percentage defined as “Total Award”). The particular percentage of salary established by the Compensation Committee for each executive officer ranges from 30% to 70%, based on the officer’s level of responsibility and comparative data taken from compensation surveys, with greater percentages applicable to the more senior executive officers, . In fiscal 2008, the Total Award Percentage available by position included: 70% for the Chief Executive Officer; 50% for the Chief Operating Officer/Chief Financial Officer, the Chief Administrative Officer and President, bebe Sport; and 30% for certain executive officers (which include Vice President, Stores).

Components of Total Award Percentage

For fiscal 2008, the Total Award Percentage would be earned based on the successful achievement, and as further described below, of some or all of the following three components:

(1)	the individual’s personal goals (or management bonus objectives referred to herein as “MBOs”, see below for further explanation);
(2)	our achievement of targeted divisional income; and/or
(3) our achievement of target ranges of company net income or earnings (“Target Earnings”).

Each component’s goal or target is established by the Compensation Committee. The applicability and weight of each of these components within any executive’s Total Award Percentage may vary depending on the individual’s particular position. For example, executive divisional heads will have a portion of their Total Award Percentage tied directly to divisional income and those executives with positions having more direct effect on Target Earnings will have more of their Total Award Percentage weighted on our meeting Target Earnings targeted goals, as appropriate.

In fiscal 2008, the exact weight of each component for each named executive officers was as follows:

Mr. Scott (CEO), Mr. Parks (COO/CFO) and Ms. Wambach (CAO) - 25% based on MBOs and 75% based on company net income;
Ms. Stern (President, bebe Sport) - 30% based on MBOs, 30% based on divisional operating income and 40% on company net income; and.
Ms. Powers (Vice President, Stores) - 30% based on MBOs and 70% based on company net income.

Personal Goals or “MBOs”

At the beginning of each year, each executive officer submits his or her own proposed personal goals which (with the exception of those relating to the Chief Executive Officer) are reviewed and/or initially revised by the Chief Executive Officer, supervisory executive management member(s), or the Compensation Committee itself, as appropriate. Then, in consultation with the Chief Executive Officer (and/or the appropriate supervisory executive management member), the Committee reviews, revises (as appropriate) and approves the final individual goals for each executive officer. Regarding the Chief Executive Officer, he or she will submit his or her own proposed personal goals directly to the Compensation Committee for review, appropriate revision and ultimate approval.

Once approved by the Committee, each executive’s personal goals become that executive’s management bonus objectives (“MBOs”). Depending on the particular position held, examples of such MBOs include: total corporate or divisional comparative sales; comparable store sales (“CSS”), either company wide or divisional; operating profit; comparative gross margin dollars; inventory shrink; and any other goal determined by the Committee to be appropriate as the individual’s MBO. In addition, for certain positions in higher levels of management (including our executive officers), MBOs may also include additional performance targets that relate to company revenue or operating income and other performance results.

In fiscal 2008, the MBOs for the Named Executive Officers included the following:

Mr. Scott (CEO) - top line revenues of $770 million, 4.1% CSS (company), 16.7% operating income and $3.2 million executive administrative departmental budget;
Mr. Parks (COO/CFO) and Ms. Wambach (CAO) - top line revenues of $770 million, 4.1% CSS (company), and 16.7% operating income, with departmental budget numbers of $14.4 and $14.1 million, respectively;
Ms. Stern (President, bebe Sport) - 5% CSS (bebe Sport division), $39.4 million comparable gross margin, 2.74 seasonal inventory turn, and $4.3 million departmental budget; and
Ms. Powers (Vice President, Stores) - 4.1% CSS (company), field compensation 11.3% of sales, 1.7% shrink, and $9.74 million departmental budget.

At the end of a fiscal year, and in consultation with the Chief Executive Officer (and/or supervisory executive management member as may be appropriate), the Committee will review the performance of each executive as compared with his or her MBOs. If the Compensation Committee determines that one or more of the executive’s MBOs was not met, the executive is not eligible for any component of the Total Award Percentage. However, if the Compensation Committee determines that all of the individual’s MBOs were achieved, then (1) that portion of potential Total Award Percentage, assigned/weighted to his/her MBOs by the Committee, is payable and (2) that individual would be eligible for the remaining components of the Total Award Percentage, or a portion thereof, as follows.

Remaining Components (non-MBOs)

If the Compensation Committee determines that the individual’s MBOs were achieved, each remaining component (or “non-MBOs”) of the individual’s potential Total Award Percentage is earned and payable only to the extent that such component’s objective or target, as set by the Compensation Committee, is met. Thus, to state two examples, the Target Earnings component of an individual’s potential Total Award only becomes payable if (and to the extent, see below) the Target Earnings goal is met and the divisional income component of the Total Award Percentage is payable only if the divisional income goal is met.

Additionally, there are two dynamics which apply specifically and only to the Target Earnings goal: (1) there is a certain minimum earnings level, as set by the Compensation Committee below which no Target Earnings portion could be payable (in the case of fiscal 2008, the minimum threshold target was set at $84.92 million with a Target Earnings goal of $91 million, see chart below) and (2) if such minimum is achieved, the portion of the individual’s Total Award Percentage as assigned by the Committee as the Target Earnings component (for example, 70% in the case of the Chief Executive Officer, see 2nd paragraph of Incentive Cash Compensation, above) is multiplied by a factor found on a sliding scale of between 50% and 200% (or a modifier of .5 to 2.0), depending on the actual level of earnings achieved. See the following chart and subsequent further explanation.

	%Earnings
	increased	Earnings (in				CAO/
Step	over	000,000 of	Modifier	CEO	COO	Div.	VP
	previous	dollars)				Pres.
	year
50.0%	10.00%	84.92	0.50	35%	25%	25%	15%
75.0%	15.00%	88.78	0.75	53%	38%	38%	23%
100.0%	17.88%	91.00	1.00	70%	50%	50%	30%
101.0%	19.05%	91.91	1.08	76%	54%	54%	32%
104.0%	22.59%	94.64	1.16	81%	58%	58%	35%
106.0%	24.95%	96.46	1.24	87%	62%	62%	37%
108.0%	27.31%	98.28	1.32	92%	66%	66%	40%
110.0%	29.66%	100.10	1.40	98%	70%	70%	42%
112.0%	32.02%	101.92	1.48	104%	74%	74%	44%
114.0%	34.38%	103.74	1.56	109%	78%	78%	47%
116.0%	36.74%	105.56	1.64	115%	82%	82%	49%
118.0%	39.09%	107.38	1.72	120%	86%	86%	52%
120.0%	41.45%	109.20	1.80	126%	90%	90%	54%
122.0%	43.81%	111.02	1.88	132%	94%	94%	56%
124.0%	46.17%	112.84	1.96	137%	98%	98%	59%
125.0%	47.34%	113.75	2.00	140%	100%	100%	60%

(1)	Fiscal Year ‘07 earnings = 77.2 m

(2)	50% pay-out based on 10% increase over LY

(3)	75% pay-out based on 15% increase over LY

(4)	Par pay-out based on 17.88% increase over LY

(5)	200% pay-out based on 25% achievement over Par

The first column (labeled “step”) indicates the percentage of the goal actually achieved and is set from 50% to $125%. The row starting with the step 100% indicates the row that will apply if we achieved 100% of the target set by the Compensation Committee. Again, in fiscal 2008, the Committee set the target earnings goal at $91 million (found in the 3rd row, 3rd column). The second column (labeled “%Earnings increased over previous year”) indicates the percentage by which our actual earnings for the year exceeded our previous year’s actual earnings. The third column (labeled “Earnings”) is the earnings we achieved in the previous year multiplied by the sum of 100 plus the percentage increase identified in the second column. The fourth column (labeled “modifier”) is the number which will be multiplied against the applicable bonus percentages available to each executive officer as described in the Incentive Cash Compensation, Total Award Percentage section above.

Upon verifying the actual year-end company earnings for fiscal 2008, the Compensation Committee will scroll down the 3rd column and identify such earnings number and, using the same row, will scroll across to find the correlating percentage number in the box on the right applicable to whichever position is at issue. The Committee will then take that correlated percentage number from the box on the right, which will now be the revised total percentage of that individual’s salary available for possible bonus, and multiply it against the individual’s base salary. The result will be the new total dollar amount available for potential bonus. Having both a new percentage of the individual’s salary and dollar amount available for potential bonus, the Committee will then determine which of the components were successfully achieved and pay out that percentage applicable to each component successfully achieved (again, the weight of each component is discussed in Incentive Cash Compensation, Components of Total Award Percentage above).

By way example, and using the chart above, we look at the President, bebe Sport position (which in fiscal 2008 had a starting bonus potential of 50% of base salary) and apply a hypothetical scenario where his/her base salary is $300,000, he/she successfully achieved his/her MBOs, he/she did not successfully achieve his/her divisional operating income but the company did achieve (and exceeded) its net income goal, hypothetically earning $97 million. This level company earnings would place the individual in the 6th row. Then, scrolling to the right, the multiplier would be 1.24 and multiplied against the original bonus potential of 50%, the new potential bonus for the individual would be 62% (as correctly shown in the 6th row down in the CAO/Divisional President column). The Committee would then, either taking the available percentage (62%) or the dollar value represented (62% of $300,000, or $186,000), and award the percentage of that total percentage or dollar value applicable to each component successfully achieved. Since the President, bebe Sport’s individual component percentages (as found in the 4th paragraph of Incentive cash Compensation, above) is 30% MBO, 30% divisional operating income and 40% company net income (earnings), he/she would be awarded the 30% and 40% applicable to his/her MBOs and company earnings, respectively, but not the 30% applicable to divisional net income. Thus, in this hypothetical, this individual would receive a bonus of 70% of the possible 62% of his/her salary, or $130,200.

For fiscal 2008, the Compensation Committee assigned the remaining component goals (non-MBOs), allocated in the percentages as stated in Incentive Cash Compensation, Components of Total Award Percentage above to each Named Executive Officer, as follows:

Mr. Scott, Mr. Parks, Ms. Wambach, and Ms. Powers - company earnings of $91 million; and
Ms. Stern - divisional operating income of $5.45 million and company earnings of $91 million.

Stock Options

We believe that employee equity ownership provides executive officers with significant additional motivation to maximize value for our shareholders. Because stock options are granted with an exercise price equal to the prevailing market price as of the grant date, stock options will only have value if our stock price increases over the exercise price. Thus, the executive is further incentivized from the time of the grant to enhance productivity, control expenses and to otherwise contribute to conditions which will lead to increasing the stock price, which will in turn increase his or her stock option value. Due to the direct benefit executive officers receive through improved stock performance, we believe that stock options are a critical component to our compensation program from the perspective of both our executive officers and our shareholders as they serve to align the interests of the two.

Additionally, and as discussed above in Compensation Philosophy, Stock Options (and Restricted Stock Units, as described below) are also generally used to bring an executive’s Total Direct Compensation up to approximately the median level Total Direct Compensation for his or her comparable position found in our Benchmark Companies. Thus, we believe Stock Options (and Restricted Stock Units) are critical components in our Compensation Philosophy as they provide additional means to both recruit quality candidates and retain our quality executives.

Accordingly, the Compensation Committee established an Option Grant Plan, as further described as follows, pursuant to which the Compensation Committee grants options, whether based on time elapsing

(“Time Based Options”) or performance achieved (“Performance Based Options”, as further discussed below), to our employees and executive officers under our 1997 Stock Plan.

Generally, the decision whether to grant stock options, whether they will be Time Based Options or Performance Based Options and the size of such grant, is determined in light of the relative responsibilities of the executive officer, his or her historical and/or expected contributions to the company as well as recruitment and retention considerations.

Certain newly hired executive officers receive relatively larger initial stock option grants vesting over a four year period in order to bring them up to competitive levels of annual compensation and to replace options forfeited as a result of joining us.

Annual grants are typically used after the initial stock option grant to continue to tie compensation to financial performance and shareholder value and address retention considerations. The Compensation Committee considers the relative size and value of the initial stock option grant to an executive officer in order to determine the appropriate size of the executive’s subsequent annual grant(s), if any.

An annual option grant will be made by the Compensation Committee at its meeting scheduled in the third month of the first fiscal quarter of each fiscal year. All other option grants for which a request has been submitted for approval by our human resources department, such as grants made in connection with new hires, employee promotions and employee superior performance, will have been approved by unanimous written consent by the Compensation Committee effective on the later of (a) the 15th (or, if occurring on a weekend or holiday, the next business day thereafter) of the month following the month in which the grant request was submitted or (b) the date the last signature from the Compensation Committee is received. However, in months in which we have an earnings release scheduled on or after the date on which such grants would otherwise become effective, the effective date of the grants approved by the Compensation Committee will be two business days following the earnings release. Notwithstanding any of the foregoing, any grants which would have otherwise become effective in July will not become effective until two days after the earnings release in August.

Prior to July 2005, Time Based Options granted generally vested over a four year period, subject to continuous employment, with 20% of the shares subject to the grant vesting at the end of the first year, 20% vesting in equal monthly installments during the second year, and the balance vesting in equal monthly installments over the remaining two years. The Compensation Committee determined in July 2005 to change the vesting schedule of any future Time Based Option granted to vest annually over a four year period, subject to continuous employment, at the rate of 20% after the first anniversary of grant, 20% after the second anniversary and 30% after each of the third and fourth anniversaries. The purpose of this change was to provide additional retention value for each option grant without extending the overall vesting period.

Performance Based Options awarded under the plan may be “awarded” at any time and are tied to either the individual’s or business specific performance targets, as determined by the Compensation Committee. However, Performance Based Options would then be formally “granted” only upon the Compensation Committee’s determination of successful achievement of the applicable targets assigned to the particular individual. The strike price associated with such Performance Based Options would be prospectively set, and at the discretion of the Compensation Committee, at either the fair market value of the company’s stock as of the date of original award or as of the date of granting. In cases where the Committee chooses to use the date of the original award, it will have determined it beneficial to the company (in order to provide it with better retention value or increasing the chances for realization of the performance target) that they provide the executive with the added incentive of realizing the value of any increase in share price during the performance period. In most of these cases, the achieved performance target would have contributed at least in some manner to increasing the share price, thus further justifying providing the executive with such benefit. The Performance Based Option may be granted immediately upon determination of successful achievement of the established target or may have an additional time vesting feature, again, all as prospectively determined at the time of the award by the Compensation Committee.

Restricted Stock Units

In addition to providing characteristics similar to those associated with Stock Options, including aligning with shareholder interest, flexibility in crafting an executive’s Total Direct Compensation and recruitment and retention value, we believe that awards or grants of restricted stock units are appropriate when an executive or other officer has demonstrated a high level of performance. Therefore, the Committee has adopted a Restricted Stock Incentive Plan pursuant to which the Compensation Committee may award or grant employee and executive officers restricted stock units (“RSUs”) under our 1997 Stock Plan.

The determination of appropriateness and size of a restricted stock unit (RSU) award for an individual officer is based on that particular officer’s responsibilities and expected contribution as well as the Compensation Committee’s belief, with the recommendation of management where appropriate, that an RSU award is the best motivator for that particular officer.

A particular RSU award, at Compensation Committee discretion, are usually either awarded with a time granting and vesting feature (“Time Based RSUs”) or may be awarded with granting contingent upon certain performance goals being met, and then with or without an additional time vesting feature (“Performance Based RSUs”).

Performance Based RSUs awarded under this plan may be “awarded” at any time (but usually upon the hiring of the executive or near the beginning of the applicable fiscal year) and are tied to either the individual’s or business specific performance targets, as determined by the Compensation Committee. However, these Performance Based RSUs would then be formally “granted” only upon the Compensation Committee’s determination of successful achievement of the applicable targets assigned to the particular individual. Again, upon such determination, the performance RSUs may have an additional time vesting feature, all as prospectively determined at the time of the award by the Compensation Committee.

Whether the particular awarded RSUs are Performance Based RSUs or Time Based RSUs, once they are actually granted (upon the successful achievement of the performance goal or completion of time period), they will then typically vest over a two year period, in equal annual installments on the first two anniversaries of the grant date.

The Compensation Committee, at its discretion, and depending on the individual’s past and/or expected performance and/or specific retention or other considerations, may award Performance Based RSUs or immediately granted RSUs as a method to bring an officer up to approximately the median total compensation level of companies within our industry or may award or grant such RSUs to push the officer’s total compensation above the median.

For Time Based RSUs, the timing of recommendations, requests and Committee approvals is identical to that which applies to stock options. See above, Compensation Components, Stock Options. Regarding Performance Based RSUs, the timing of recommendations, requests and Committee approvals is similarly identical, except that the Committee will also meet after performance is due to determine if actual performance met the corresponding goal(s) and to approve or deny the granting of such RSUs accordingly.

Deviation

In implementing any of the procedures described above in fiscal 2008 (or below as described in Fiscal 2009 Compensation), any deviation must be approved by the Compensation Committee.

2008 Compensation of Named Executive Officers

Total Compensation for the named executive officers payable in fiscal 2008 was established per the policies described above and is specifically described both in the paragraphs that follow and as identified in the SUMMARY COMPENSATION TABLE below.

Base Salary

In fiscal 2008, the base salary for each executive was carefully evaluated and determined after analyzing the results of the survey commissioned by the Compensation Committee, the reports and performance reviews provided by the Chief Executive Officer and the other considerations described above. Based on this evaluation, the Compensation Committee increased salaries as follows: Mr. Parks’ base annual salary rate was increased from $380,000 to $388,000 and Ms. Wambach’s base annual salary rate was increased from $360,500 to $391,500. The Committee did not change Mr. Scott’s annual base salary rate of $600,000. Ms. Stern and Ms. Powers joined us near the beginning of fiscal 2008 and, based on the compensation surveys and other considerations, the committee set Ms. Stern’s annual base salary rate at $400,000 and Ms. Powers’ annual base salary rate at $350,000. Actual fiscal 2008 base salary details are shown in the SUMMARY COMPENSATION TABLE below.

Incentive Cash Compensation

Our executives’ bonus goals and targets for fiscal 2008, which would have been the subject of any bonus actually paid out during fiscal 2009, were established by the Compensation Committee in accordance with the bonus plan described above Upon reviewing executive performance for the fiscal year 2008, the Compensation Committee determined that one or more of each of the named executive officers’ individual MBOs were not achieved in fiscal 2008, so the Committee awarded no earned bonus to this group relative to fiscal 2008 performance (with the one exception described in the following sentence), which is reflected in the SUMMARY COMPENSATION TABLE below. However, as a means of attracting Ms. Stern during her initial hiring, the Compensation Committee agreed to pay Ms. Stern a guaranteed bonus of $140,000 at the end of fiscal year 2008, which is reflected in the SUMMARY COMPENSATION TABLE. Regarding non-named executive officers, the Compensation Committee determined that, while the company had not met the minimum earnings threshold or other goals, some of these individuals successfully met their MBOs and the Committee accordingly awarded those officers the MBO portion of their Total Awards.

Stock Options

After considering the factors described above in Compensation Components, Stock Options, and based on an analysis of his performance in fiscal 2007, his Total Direct Compensation against that of his peer group, his historical and/or expected contributions, and considering retention considerations, the Compensation Committee in fiscal 2008 awarded Mr. Scott a Time Based Option grant of 50,000 shares and, in the case that certain EPS and CSS targets were reached during periods within fiscal 2008, an additional award of 100,000 performance based options. However, the EPS and CSS targets were not achieved, so the 100,000 share performance based option was never granted to Mr. Scott. Based on similar considerations, the Compensation Committee at the same time also awarded the other named executive officers with the following Time Based Option grant awards: Mr. Parks - 50,000 shares; Ms. Wambach - 50,000 shares; and Ms. Stern - 100,000 shares. All of these options were granted with strike prices equal to the NASDAQ listed closing prices for our stock on the particular grant date. See below, GRANTS OF PLAN-BASED AWARDS AND OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END.

Restricted Stock Units

During fiscal year 2008, the Compensation Committee elected to only use the above described Stock Options as the equity component of the Named Executive Officers’ Compensation with the following one exception. As a means of attracting Ms. Stern in her initial hiring and to provide her with incentive for performance, the Compensation Committee awarded Ms. Stern a Performance Based RSU award of 10,000 shares, which would only be granted upon the bebe Sport division achieving (1) 10% increased CSS and (2) 65.5% gross margin on the increased CSS during the four (4) fiscal quarter period beginning with the fourth fiscal quarter of fiscal 2008. These RSUs are not reflected on the SUMMARY COMPENSATION TABLE or charts because the RSUs were not actually granted during fiscal 2008.

Benefits and Perquisites

We offer additional benefits designed to be competitive with overall market practices, and to attract and retain the talent needed in the Company. Our named executive officers are eligible to participate in our general benefit programs which we maintain for our eligible employees. The programs include a Section 401(k) plan (with Company matching contributions), employee stock purchase plan, health care coverage, life insurance, disability, paid time-off and paid holidays. We do not maintain a defined benefit pension plan or a nonqualified deferred compensation plan.

SUMMARY COMPENSATION TABLE

The following table sets forth information for the fiscal years ended July 5, 2008 and July 7, 2007 concerning the compensation of our principal executive officer, principal financial officer and our three other most highly compensated executive officers, whose total compensation for the year ended July 5, 2008 exceeded $100,000 for services in all capacities to bebe and our subsidiaries (the “Named Executive Officers”):

				Non-Equity
			Option	Incentive Plan	All Other
Name and		Salary	Awards	Compensation	Compensation	Total
Principal Position	Year	(1)	(2)	(3)	(4)	(5)

Gregory Scott	2008	600,000	2,134,073	0	0	2,734,073
Chief Executive Officer	2007	592,310	2,562,016	0	0	3,154,326

Walter Parks	2008	386,000	997,238	0	2,241(6)	1,385,479
Chief Operating Officer and Chief	2007	373,233	1,124,424	0	513(6)	1,498,170
Financial Officer

Barbara	2008	387,000	979,541	0	3,100(6)	1,369,641
Wambach Chief	2007	365,402	1,448,831	0	3,000(6)	1,817,233
Administrative Officer

Erin Stern,	2008	362,000	149,182	140,000(7)	105,000(8)	616,182
President, bebe Sport	2007	(9)	(9)	(9)	(9)	(9)

Susan Powers,	2008	350,000	10,746	0	291,000(8)	651,746
Vice President, Stores	2007	(9)	(9)	(9)	(9)	(9)

(1) All cash compensation received by each Named Executive Officer in fiscal 2008 is found in either the Salary or Non-Equity Incentive Plan Compensation column of this table. The figure shown in the Salary column of this table reflects the amount actually received by the Named Executive Officer, not such officer’s annual rate of pay for the fiscal year; reasons annual rates of pay may/would be higher than amounts shown in this table would include, but not be limited to, where the executive started employment, or where his/her particular salary increase went into effect, sometime after the start of the fiscal year or if the executive elected to take time off without pay.

(2) Amounts shown are the compensation cost of the options recognized by us in fiscal 2008 and 2007, determined in accordance with FAS 123(R). Assumptions used to calculate the value of the stock awards are set forth under footnote 9 in our most recent 10-K filing for fiscal year ended July 5, 2008.

(3) Amounts listed, if any, were earned during fiscal year 2008 and paid in fiscal year 2009.

(4) Other Compensation includes relocation reimbursement and 401k matching contributions.

(5) Total dollar value of all compensation.

(6) Represents matching 401k contributions made by us.

(7) As part of her initial hiring, Ms. Stern was guaranteed this amount as bonus for fiscal 2008.

(8) Represents relocation expenses paid by us.

(9) Ms. Stern and Ms. Powers joined us on August 6, 2007 and April 2, 2007, respectively, and became named executive officers during fiscal 2008. As a result, compensation information is only provided for fiscal 2008.

GRANTS OF PLAN-BASED AWARDS

The following table provides the specified information concerning grants of non-equity and equity based awards made during the fiscal year ended July 5, 2008, to the Named Executive Officers.

								All Other	All Other
								Stock	Option
								Awards:	Awards:		Grant Date
								Number of	Number of	Exercise or	Fair Value
		Estimated Future Payouts Under			Estimated Future Payouts Under			Shares of	Securities	Base Price	of Stock
	Grant	Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Stock or	Underlying	of Option	and Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards (1)

Gregory Scott	9/10/07	-	-	-	-	-	-	-	50,000	$12.73	$244,730

Walter Parks	9/10/07	-	-	-	-	-	-	-	50,000	$12.73	$244,730

Barbara Wambach	9/10/07	-	-	-	-	-	-	-	50,000	$12.73	$244,730

Erin Stern	9/15/07	-	-	-	-	-	-	-	100,000	14.49	557,130

Susan Powers	-	-	-	-	-	-	-	-	-	-	-

(1) These amounts reflect the value for accounting purposes for these awards and do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising the stock option). The value of a stock option award is based on the fair value as of the grant date of such award determined pursuant to FAS 123(R). For additional information on the valuation assumptions underlying the grant date fair value of these awards, see footnote 9 in our most recent 10-K for the fiscal year ended July 5, 2008.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
(1)

	Option Awards					Stock Awards
								Equity
								Incentive	Equity
							Market	Plan	Incentive
							Value	Awards:	Plan
			Equity				of	Number	Awards:
			Incentive				Shares	of	Market or
			Plan				or	Unearned	Payout
			Awards:				Units	Shares,	Value of
	Number of	Number of	Number of			Number of	of	Units or	Unearned
	Securities	Securities	Securities			Shares or	Stock	Other	Shares,
	Underlying	Underlying	Underlying			Unites of	That	Rights	Units or
	Unexercised	Unexercised	Unexercised			Stock That	Have	That	Other
	Options	Options (#)	Unearned	Option	Option	Have Not	Not	Have Not	Rights That
	(#)	Unexercisable	Options	Exercise	Expiration	Vested	Vested	Vested	Have Not
Name	Exercisable	(1)	(#)	Price	Date	(#)	(#)	(#)	Vested (#)
Greg Scott (2)	1,362,499	-	-	$8.63	2/16/14	-	-	-	-

(3)	20,000	30,000	-	$18.29	9/07/15	-	-	-	-

(4)	24,000	96,000	-	$21.30	9/07/16	-	-	-	-

(5)	-	50,000		12.73	9/09/17

Walter Parks (6)	152,036	-	-	$7.63	12/07/13	-	-	-	-

(7)	97,545	25,313	-	$17.45	12/07/14	-	-	-	-

(3)	6,000	9,000	-	$18.29	9/07/15	-	-	-	-

(4)	6,000	24,000	-	$21.30	9/07/16	-	-	-	-

(5)	-	50,000		$12.73	9/09/17

Barbara Wambach (8)	733,321	-	-	$8.63	2/16/14	-	-	-	-

(3)	4,000	4,000	-	$18.29	9/07/15	-	-	-	-

(4)	4,000	16,000	-	$21.30	9/07/16	-	-	-	-

(5)	-	50,000		$12.73	9/09/17	-	-	-	-

Erin Stern(9)	-	100,000	-	$14.49	9/16/17	-	-	-	-

Susan Powers(10)	5,797	19,203	-	$17.25	5/14/17	-	-	-	-

(1)	Options granted during fiscal 2006 and later vest over four years, with 20% of the award vesting on each of the first and second anniversaries of the date of grant and 30% of the award vesting on each of the third and fourth anniversaries of the date of grant; options granted prior to fiscal 2006 vest over four years, with 20% of the award vesting upon the first anniversary of the grant date and the balance of the award vesting monthly thereafter at a rate of 20% during the second year from grant date, and 30% during each of the third and fourth years from grant date.

(2)	Grant date was February 17, 2004 (Mr. Scott’s initial stock option grant).

(3)	Grant date was September 8, 2006.

(4)	Grant date was September 8, 2007.

(5)	Grant date was September 10, 2007.

(6)	Grant date was December 8, 2003 (Mr. Parks’ initial stock option grant).

(7)	Grant date was December 8, 2004 (second tranche from Mr. Parks’ initial stock option grant).

(8)	Grant date was February 17, 2004 (Ms. Wambach’s initial stock option grant).

(9)	Grant date was September 17, 2007 (Ms. Stern’s initial stock option grant).

(10)	Grant date was May 15, 2007 (Ms. Powers’ initial stock option grant).

OPTION EXERCISES AND STOCK VESTED

(During Fiscal 2008)

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	($)(1)	(#)	(#)
Gregory Scott	100,000	522,926	-	-

Walter Parks	-	-	-	-

Barbara Wambach	-	-	-	-

Erin Stern	-	-	-	-

Susan Powers	-	-	-	-

(1)	Value is the difference between the option exercise price and the market price of the underlying shares at exercise, multiplied by the number of shares acquired upon exercise.

Employment Contracts and Change in Control Arrangements

In the event of a Change in Control (as defined in the 1997 Plan), the vesting of restricted stock awards will be accelerated in full unless our right to reacquire the shares upon the participant’s termination of service is assigned to the entity employing the participant immediately after the Change in Control or to its parent or a subsidiary. Options and restricted stock units will become vested in full upon a Change in Control if they are not continued, assumed or replaced by the surviving company or its parent.

Except for an Offer Letter which sets forth the basic terms concerning an executive’s at-will employment relationship, we do not have any employment agreements with any of our named executive officers. Additionally, other than as stated in the previous paragraph, and with the exception described in the following sentence, we do not have any change in control arrangements with any of our executives. Ms. Stern’s offer letter contains a severance provision stating that if she is terminated without cause during either her first two years or during her third year of employment, and such termination follows the departure of both Manny Mashouf and Greg Scott, Ms. Stern will continue to receive her base salary from the time of such termination for a period of one year or six months, respectively.

Section 162(m) of the Internal Revenue Code

We have considered the provisions of Section 162(m) of the Internal Revenue Code of 1986, and related Treasury Department regulations, which restrict deductibility of executive compensation paid to the certain Named Executive Officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under our shareholder-approved 1997 Plan would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are outside directors within the meaning of Section 162(m) and have an exercise price no less than the fair market value of the underlying shares on the date of grant. We expect that the Compensation Committee will continue to be comprised of outside directors, and that to the extent such committee is not so constituted for any period of time, the options granted during such period will not be likely to result in compensation exceeding $1,000,000 in any year. The Compensation Committee does not believe in general that other components of our compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future, and therefore concluded that no further action with respect to qualifying such compensation for deductibility is necessary at this time. In the future, the Compensation Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility under Section 162(m). The

Compensation Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

Our Compensation and Management Development Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, our Compensation and Management Development Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference from this proxy statement, our Annual Report on Form 10-K for the year ended July 5, 2008.

Barbara Bass, Chair
Cynthia Cohen
Corrado Federico

The foregoing Report of our Compensation Committee does not constitute soliciting materials and shall not be deemed filed or incorporated by reference into any other filing by us with the SEC, except to the extent specifically incorporated by reference.

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PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO THE BEBE STORES, INC.
1997 STOCK PLAN, AS AMENDED, TO INCREASE AUTHORIZED NUMBER OF SHARES

At the Company’s Annual Shareholder Meeting in November 2006, the Company’s shareholders approved the increase in number of shares of the Company’s common stock reserved for issuance to employees, consultants, and outside directors under the 1997 Stock Plan (the “1997 Plan”) by 500,000 to 20,113,750 shares, as adjusted. This action followed the shareholders’ approval at the Company’s Annual Shareholder Meeting in November 2005 of an increase in number of shares of common stock similarly reserved for issuance by 500,000 to 19,613,750 and followed the Company’s two 3-for-2 stock splits which occurred during the fiscal year ended July 2, 2005 (in December 2004 and June 2005). As of July 5, 2008, only 561,371 shares remained available for the future grant of stock options, stock purchase rights and restricted stock units under the 1997 Plan, a number that the Board of Directors believes to be insufficient to meet the Company’s anticipated needs. Therefore, on August 15, 2008, to enable the Company to continue to provide long-term equity incentives, the Board of Directors has unanimously adopted, subject to shareholder approval, an amendment to increase the maximum number of shares of common stock issuable under the 1997 Plan by 2,000,000 shares to an aggregate of 22,113,750 shares to ensure that the Company will continue to have available a reasonable number of shares for its stock program.

The Board believes that the Company’s 1997 Plan is an important factor in attracting and retaining the high caliber employees, consultants and outside directors essential to the success of the Company and in aligning their long-term interests with those of the shareholders. Because the Company expects to continue to increase the number of employees and other service providers, and competition to attract and retain highly qualified individuals in the Company’s industry and geographic region are intense, management believes that the Company must offer a competitive stock program as an essential component of its compensation packages. The Board of Directors further believes that stock serves an important role in motivating their service providers to contribute to the Company’s continued progress. The proposed amendment is intended to ensure that the 1997 Plan will continue to have available a reasonable number of shares to meet these needs.

Accordingly, the Board of Directors believes that approval of this proposal is in the best interests of the Company and its shareholders.

Summary of the 1997 Plan

The following is a summary of the principal features of the 1997 Plan. A copy of the 1997 Plan, as amended, is included as Appendix A to this Proxy Statement.

Authorized Shares.  The shareholders have previously authorized the reservation of an aggregate of 20,113,750 shares, and pursuant to this Proposal No. 2, such reserve is being proposed to be increased by 2,000,000 shares to a total of 22,113,750 shares. If any outstanding award expires, terminates or is canceled, or if shares acquired pursuant to an award are repurchased by the Company, the expired or repurchased shares are returned to the 1997 Plan and again become available for grant. However, no more than 21,613,750 shares will be available under the 1997 Plan for issuance upon the exercise of stock options, as defined in Section 422 of the Internal Revenue Code, regardless of whether any of such shares are subsequently repurchased. Appropriate adjustments will be made to the number of shares reserved under the 1997 Plan, the share limit affecting stock options, the Section 162(m) grant limit described below and the number of shares and exercise price under each outstanding award in the event of any stock dividend, combination or consolidation, recapitalization, a spin-off, a reclassification or similar change in the Company’s capital structure. As of July 5, 2008, options to purchase 6,677,910 shares of common stock granted pursuant to the 1997 Plan were outstanding, restricted stock unit awards for 85,029 shares were outstanding, 12,789,440 shares had been issued upon exercise or settlement of awards granted under the 1997 Plan and only 561,371 shares of common stock remained available for future grants under the 1997 Plan.

Section 162(m) Grant Limit.  In order to preserve the Company’s ability to deduct compensation related to stock options granted under the 1997 Plan, no employee or prospective employee may be granted a stock option award for more than 1,687,500 shares in any fiscal year. This grant limit is intended to permit compensation received by certain executive officers in connection with options granted under the 1997 Plan to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

Administration.  The 1997 Plan will be administered by the Board of Directors or the Compensation and Management Development Committee, which, in the case of awards intended to qualify for performance-based compensation treatment under Section 162(m), must be comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this discussion, the term “Board of Directors” refers to either the Board of Directors or such committee.) Subject to the provisions of the 1997 Plan, the Board of Directors will determine the persons to whom awards are to be granted, the number of shares to be covered by each award, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each award, the purchase price and the type of consideration to be paid to upon the exercise of each award, the time of expiration of each award, and all other terms and conditions of the awards. The Board of Directors may amend or cancel any award, waive any restrictions or conditions applicable to any award, and accelerate, extend or defer the exercisability or vesting of any award. The Board of Directors has the authority to interpret the provisions of the 1997 Plan and awards granted thereunder, and any such interpretation by the Board of Directors will be binding.

Eligibility.  Stock options, stock purchase rights and restricted stock unit awards may be granted under the 1997 Plan to employees, outside directors and consultants of the Company or any parent or subsidiary of the Company. In addition, stock options may be granted to prospective service providers in connection with written offers of employment. As of July 5, 2008, 2008, the Company had approximately 4,743 employees including 7 executive officers, and four outside directors who would be eligible under the 1997 Plan. While any eligible person may be granted nonstatutory stock options, only employees may be granted incentive stock options.

Terms and Conditions of Options.  Each option granted under the 1997 Plan will be evidenced by a written agreement between the Company and the optionee, specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 1997 Plan. Incentive stock options must have an exercise price that is not less than the fair market value of a share of the Company’s common stock on the date of grant, while nonstatutory stock options must have an exercise price that is not less than 85% of such fair market value, although our general practice has been to grant all options under the 1997 Plan with an exercise price equal to fair market value (except for certain Performance Based Options, as described above). However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company (a “10% Shareholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant. The closing price of the Company’s common stock as reported on The Nasdaq National Market on August 29, 2008 was $9.70 per share.

The 1997 Plan provides that the option exercise price may be paid in cash or cash equivalent, by surrender of previously acquired shares of Company common stock having a fair market value equal to the exercise price, or by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option. No option may be exercised unless the optionee has made adequate provision for the satisfaction of federal, state, local and foreign taxes, if any, relating to the exercise of the option. Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as may be specified by the Board of Directors. The maximum term of an incentive stock option granted under the 1997 Plan is 10 years, provided, however, that an incentive stock option granted to a 10% Shareholder must have a term not exceeding five years. Although the 1997 Plan does not provide for a limit on the term of a nonstatutory stock option, our practice has been to grant nonstatutory stock options with a term of ten years. Subject to the term of the option, an option generally will remain exercisable for three months following the optionee’s termination of service, except that if service terminates as a result of the optionee’s death or disability, the option generally will remain exercisable for twelve or six months, respectively, or if service is terminated for cause, the option will terminate immediately.

Incentive stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee. Nonstatutory stock options granted under the 1997 Plan may be assigned or transferred to the extent permitted by the Board and set forth in the option agreement.

Stock Purchase Rights.  Each stock purchase right granted under the 1997 Plan will be evidenced by a written agreement between the Company and the purchaser. The purchase price for shares issuable under a stock purchase right will be established by the Board of Directors in its sole discretion but must have a purchase price that is not less than 85% of the fair market value of the shares. Any right to acquire shares pursuant to a stock purchase right automatically expires within thirty days after the grant of such right. Stock purchase rights may be granted by the Board of Directors subject to such restrictions for such periods as determined by the Board of Directors and set forth in a written agreement between the Company and the purchaser, and the shares acquired pursuant to the award may not be sold or otherwise transferred until the restrictions lapse or are terminated. The purchaser must make adequate provisions for the satisfaction of federal, state, local or foreign taxes, if any, relating to the exercise of the stock purchase right.

Restricted Stock Units.  Each restricted stock unit award granted under the 1997 Plan will be evidenced by a written agreement between the Company and the participant. A restricted stock unit is a right granted to a participant to receive a share of stock on a date determined in accordance with the provisions of the 1997 Plan and restricted stock units agreement. No monetary payment will be required as a condition of receiving a restricted stock unit award, the consideration for which will be services rendered to the Company, a parent or subsidiary, or for its benefit. Restricted stock unit awards may be granted by the Board of Directors subject to such restrictions, including vesting conditions, for such periods as determined by the Board of Directors and set forth in a restricted stock units agreement between the Company and the participant. The participant will not have voting rights with respect to the shares of stock represented by restricted stock units until the date of issuance of such shares. If the participant’s service with the Company terminates, the participant will forfeit to the Company any restricted stock units which remain unvested as of that date. The Company will issue to a participant on the date on which restricted stock units vest or such other date determined by the Board of Directors and set forth in the participant’s award agreement, a number of whole shares of stock equal to the number of whole restricted stock units which are vested. Prior to issuance of the stock in settlement of a restricted stock unit award, the award is nontransferable other than by will or by the laws of descent and distribution.

Change in Control.  The Plan defines a “Change in Control” of the Company as (i) the consummation of a merger or consolidation with or into another entity or any other corporate reorganization, unless 50% or more of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were shareholders of the Company immediately prior to such merger, consolidation or other reorganization, in substantially the same proportions as their ownership interest of the Company stock prior to the transaction or (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets. If a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either continue or assume all outstanding options, stock purchase rights and restricted stock units or substitute substantially equivalent options or rights for its stock. If the outstanding options, stock purchase rights and restricted stock units are not continued, assumed or replaced, then all unexercised and unvested portions of such outstanding awards will become immediately exercisable and vested in full. Any stock options, stock purchase rights or restricted stock units which are not assumed in connection with a Change in Control or exercised prior to the Change in Control will terminate effective as of the time of the Change in Control.

Termination or Amendment.  The 1997 Plan will continue in effect until the earlier of its termination by the Board of Directors or the date on which all shares available for issuance under the 1997 Plan have been issued and all restrictions on such shares under the terms of the 1997 Plan and the agreements evidencing awards granted under the plan have lapsed, provided that all incentive stock options must be granted within 10 years following the date on which the Board of Directors adopted the 1997 Plan or if the number of shares authorized for issuance under the 1997 Plan has been increased with the approval of the shareholders, within 10 years from the earlier of the latest such shareholder approval or the date on which the 1997 Plan was amended by the Board of Directors. The Board of Directors may amend, suspend or terminate the 1997 Plan at any time. However, without shareholder approval, the Board of Directors may not amend the 1997 Plan to increase the total number of shares of common stock issuable thereunder or change the class of persons eligible to receive incentive stock options. No termination or amendment may affect an outstanding award without the consent of the participant.

Summary of Federal Income Tax Consequences of the 1997 Plan

The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of participation in the 1997 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable.

Incentive Stock Options.  A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (“disqualifying disposition”), the difference between the fair market value of the shares on the date of option exercise and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options.  Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares purchased. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Purchase Rights.  A participant acquiring shares pursuant to a stock purchase award generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and their purchase price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a stock purchase award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Units.  A participant generally will recognize no income upon the grant of a restricted stock unit award. Upon the settlement of such award, a participant normally will recognize ordinary income in the year of settlement in an amount equal to the fair market value of any unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the settlement date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the settlement date, except to the extent such deduction is limited by applicable provisions of the Code.

Options and Other Awards Granted to Certain Persons

The aggregate numbers of shares of common stock subject to options and other awards granted to certain persons under the 1997 Plan as of July 5, 2008 and since its inception are as follows: (i) Gregory Scott, Chief Executive Officer, 1,957,499 shares; (ii) Walter Parks, Chief Financial Officer and Chief Accounting Officer, 796,997 shares; (iii) Barbara Wambach, Chief Administrative Officer, 1,092,499 shares; (iv) Linda Vilaikeo, Senior Vice President, Planning and Allocation, 409,239 shares, (v) Susan Powers, Vice President, Stores, 30,000 shares; (vi) Erin Stern, President, bebe Sport, 110,000 shares; (vii) all current executive officers as a group, an aggregate of 4,897,368 shares; (viii) all current Directors who are not executive officers as a group, an aggregate of 2,087,321 shares; and (ix) all employees, including current officers who are not executive officers, as a group, an aggregate of 3,051,094 shares. Since its inception, no awards have been granted under the 1997 Plan to any other current nominee for election as a Director, or any associate of any such current Director, nominee or executive officer, and no other person has been granted five percent or more of the total amount of awards granted under the 1997 Plan. All other future awards under the 1997 Plan are within the discretion of the Board of Directors. Therefore, it is not possible to determine the benefits that will be received in the future by participants under the 1997 Plan.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast on the proposal at the annual meeting at which a quorum is present is required for approval of this proposal. Abstentions and broker non-votes will have no effect on the outcome of this vote. The Board of Directors believes that the proposed amendment of the 1997 Plan is in the best interests of the Company and its shareholders for the reasons stated above.

THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY RESERVED FOR ISSUANCE UNDER THE 1997 STOCK PLAN FROM 20,113,750 SHARES TO 22,113,750 SHARES.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors has selected Deloitte & Touche LLP as the independent registered public accounting firm to audit our financial statements for the fiscal year ending July 4, 2009. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement if the representative desires and to respond to appropriate questions.

Vote Required and Board of Directors’ Recommendation

Shareholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. Our board of directors, however, is submitting the selection of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the board of directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of us and our shareholders.

The affirmative vote of a majority of votes cast at the Annual Meeting of Shareholders, at which a quorum is present, is required for approval of this proposal. Abstentions and broker non-votes will not affect the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JULY 4, 2009.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to us for the fiscal years ended July 7, 2007 and July 5, 2008 by our principal accounting firm, Deloitte & Touche LLP:

	2007	2008

Audit Fees(1)	$748,000	$858,300
Audit Related Fees(2)	$25,000	$40,500
All Other Fees(3)	$2,000	$0

Total	$775,000	$898,800

(1)	Audit Fees consist of fees billed for professional services rendered in connection with the audit of our consolidated annual financial statements, the review of our interim consolidated financial statements included in quarterly reports, services related to internal controls and services that are normally provided in connection with statutory and regulatory filings and engagements.

(2)	Audit-Related Fees are fees billed for professional services that are reasonably related to the performance of the audit or review of our financial statements.

(3)	All Other Fees consist of subscription fees for an online research tool.

The Audit Committee approves annually the services to be provided by Deloitte &Touche, LLP during the year before the year the services are provided. Accordingly, all of the services provided in fiscal 2008 were approved in advance by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of September 22, 2008, with respect to the beneficial ownership of our common stock by (i) all persons known by us to be the beneficial owners of more than 5% of our outstanding common stock, (ii) each of our directors and director-nominees, (iii) each of our executive officers named in the Summary Compensation Table in this Proxy Statement and (iv) all of our executive officers and directors as a group:

	Shares Owned(1)
Name and Address of	Number	Percentage of
Beneficial Owners(2)	of Shares	Class%

Manny Mashouf(3)	49,981,610	56%
Neda Mashouf(4)	11,400,719	13
Barbara Bass(5)	130,996	*
Cynthia Cohen(6)	90.049	*
Corrado Federico(7)	181,621	*
Caden Wang(8)	86,673	*
Gregory Scott	1,455,499	2
Walter Parks	294,737	*
Barbara Wambach	758,323	*
Erin Stern	25,000	*
Susan Powers	10,797	*
All directors, director nominees and executive officers as a group (9 persons)(9)	64,671,174	73

*	Less than 1%

(1)	Number of shares beneficially owned and the percentage of shares beneficially owned are based on 89,003,661 shares outstanding as of September 22, 2008. We determine beneficial ownership in accordance with the rules of the SEC and a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon exercise of outstanding options. Shares of common stock subject to options granted under bebe’s 1997 Plan, as amended, that are currently exercisable or exercisable within 60 days of September 22, 2008 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage of ownership of such person, but are not deemed to be outstanding or to be beneficially owned for the purpose of computing the percentage of ownership of any other person. Except as indicated in the footnotes to the table and subject to applicable community property laws, based on information provided by the persons named in the table, we believe that the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Unless otherwise noted, the address of each beneficial owner is c/o bebe stores, inc., 400 Valley Drive, Brisbane, California 94005.

(3)	Includes 357,750 shares held in trusts for the benefit of Mr. Mashouf’s children, as to which Mr. Mashouf disclaims beneficial ownership. Includes 543,464 shares held by the Manny Mashouf Charitable Remainder Trust of which Mr. Mashouf is trustee, and 49,080,396 shares owned by the Manny Mashouf Family Trust. Manny Mashouf is the trustee of the Mashouf Family Trust.

(4)	Shares held by the Neda Mashouf Trust, dated March 20, 2007, of which Neda Mashouf is trustee.

(5)	Includes 17,844 shares subject to options exercisable within 60 days of September 22, 2008, 2,015 shares subject to restricted stock units as to which the restriction lapses on November 16, 2008, and 12,027 shares subject to restricted stock units as to which the restriction lapses upon termination of Ms. Bass’s service as a director.

(6)	Includes 17,844 shares subject to options exercisable within 60 days of September 22, 2008, 2,015 shares subject to restricted stock units as to which the restriction lapses on November 16 , 2008, and 4,830 shares subject to restricted stock units as to which the restriction lapses upon termination of Ms. Cohen’s service as a director.

(7)	Includes 17,844 shares subject to options exercisable within 60 days of September 22, 2008, 2,015 shares subject to restricted stock units as to which the restriction lapses on November 16, 2007, and 12,027 shares subject to restricted stock units as to which the restriction lapses upon termination of Mr. Federico’s service as a director.

(8)	Includes 17,844 shares subject to options exercisable within 60 days of September 22, 2008, 2,015 shares subject to restricted stock units as to which the restriction lapses on November 16, 2008, and 4,830 shares subject to restricted stock units as to which the restriction lapses upon termination of Mr. Wang’s service as a director.

(9)	Includes an aggregate of 82,436 shares subject to options exercisable within 60 days of September 22, 2008 held by the directors and executive officers, an aggregate of 8,060 shares subject to restricted stock units held by Ms. Bass, Ms. Cohen, Mr. Wang and Mr. Federico as to which the restriction lapses on November 16, 2008, and an aggregate of 33,714 shares subject to restricted stock units as to which the restriction lapses upon termination of the services of Ms. Bass, Ms. Cohen, Mr. Wang and Mr. Federico as directors as discussed in the footnotes above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of bebe’s common stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the forms received by us or written representations from certain Reporting Persons, we believe that all Reporting Persons complied with all applicable reporting requirements during the fiscal year ended July 5, 2008.

Equity Compensation Plan Information

The following table provides information as of July 5, 2008 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

	Number of
	Securities to be
	Issued Upon	Weighted-Average	Number of
	Exercise of	Exercise Price of	Securities
	Outstanding	Outstanding	Remaining
	Options, Warrants	Options, Warrants	Available for
	and Rights	and Rights	Future Issuance
	(a)	(b)	(c)

Equity compensation plans approved by stockholders	6,677,910	$12.41	561,371

Equity compensation plans not approved by stockholders	0	0	0

Total	6,667,910	$12.41	561,371

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the quality of our financial statements and our financial reporting on behalf of the board of directors. Management has the primary responsibility for the financial statements, maintaining appropriate accounting and financial reporting principles and policies and the reporting process, including internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations and providing a report on management’s assessment of our internal control over financial reporting. Deloitte & Touche LLP, our independent registered public accountant, is responsible for performing an independent audit of our consolidated financial statements, expressing an opinion as to the conformity of our audited financial statements with accounting principles generally accepted in the United States, and providing an attestation report on management’s assessment of our internal control over financial reporting.

The Audit Committee consists of three directors each of whom, in the judgment of the board, is an independent director for purposes of the Nasdaq Marketplace Rules as they apply to audit committee members.

The Audit Committee has discussed and reviewed with the auditors all matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and us that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committees). The Audit Committee has discussed with the auditors matters that may impact their objectivity and independence, including a review of both audit and non-audit fees, and satisfied itself as to the auditors’ independence.

The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements. The Audit Committee has met with Deloitte & Touche LLP, with and without management present, to discuss the overall scope of Deloitte & Touche LLP’s audit, the results of its examinations, its evaluations of our internal controls and the overall quality of our financial reporting.

Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended July 5, 2008.

Caden Wang, Chair
Barbara Bass
Cynthia Cohen

SHAREHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

Shareholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a shareholder proposal to be included in our proxy materials for the 2009 annual meeting, we must receive the proposal at our principal executive offices, addressed to the Secretary, not later than June 22, 2009. In addition, stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal in compliance with the requirements set forth in our Amended and Restated Bylaws, addressed to the Secretary at our principal executive offices, not later than June 22, 2009.

TRANSACTION OF OTHER BUSINESS

At the date of this proxy statement, the only business which the board of directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the board of directors,

Gregory Scott
Chief Executive Officer
Brisbane, California
October 15, 2008

Appendix A
bebe stores, inc.
1997 STOCK PLAN
(As amended and restated through November 2006)

bebe stores, inc.
1997 STOCK PLAN
(As amended and restated through November 2006)

1.	Establishment and Purpose	A-1

2.	Administration	A-1

	(a) Committees of the Board of Directors	A-1
	(b) Authority of the Board of Directors	A-1
	(c) Administration with Respect to Insiders	A-1
	(d) Committee Complying with Section 162(m)	A-1

3.	Eligibility and Award Limitation	A-1

	(a) General Rule	A-1
	(b) Ten-Percent Shareholders	A-1
	(c) Section 162(m) Grant Limit	A-2

4.	Stock Subject to Plan	A-2

	(a) Basic Limitation	A-2
	(b) Additional Shares	A-2

5.	Terms and Conditions of Restricted Stock Awards or Sales	A-2

	(a) Restricted Stock Agreement	A-2
	(b) Duration and Nontransferability of Stock Purchase Rights	A-2
	(c) Purchase Price	A-2
	(d) Restrictions on Transfer of Shares and Vesting	A-2
	(e) Accelerated Vesting	A-3

6.	Terms and Conditions of Options	A-3

	(a) Stock Option Agreement	A-3
	(b) Number of Shares	A-3
	(c) Exercise Price	A-3
	(d) Exercisability	A-3
	(e) Accelerated Vesting and Exercisability	A-3
	(f) Basic Term	A-3
	(g) Transferability of Options	A-3
	(h) Termination of Service (Except by Death or for Cause)	A-4
	(i) Leaves of Absence	A-4
	(j) Death of Participant	A-4
	(k) Termination for Cause	A-4
	(l) No Rights as a Shareholder	A-5
	(m) Modification, Extension and Assumption of Options	A-5
	(n) Restrictions on Transfer of Shares and Vesting	A-5

7.	Terms and Conditions of Restricted Stock Units	A-5

	(a) Restricted Stock Units Agreement	A-5
	(b) Purchase Price	A-5
	(c) Vesting	A-5
	(d) Voting	A-5
	(e) Effect of Termination of Service	A-5
	(f) Settlement of Restricted Stock Unit Award	A-6
	(g) Accelerated Vesting and Settlement of Restricted Stock Unit Awards	A-6
	(h) Restrictions on Transfer of Restricted Stock Unit Awards	A-6

i

8.	Payment for Shares	A-6

	(a) General Rule	A-6
	(b) Surrender of Stock	A-6
	(c) Services Rendered	A-6
	(d) Exercise/Sale	A-6
	(e) Exercise/Pledge	A-7

9.	Adjustment of Shares	A-7

	(a) General	A-7
	(b) Mergers and Consolidations	A-7
	(c) Reservation of Rights	A-7

10.	Securities Law Requirements	A-7

	(a) General	A-7
	(b) Financial Reports	A-8

11.	Compliance with Section 409A	A-8

	(a) Awards Subject to Section 409A	A-8
	(b) Deferral and/or Distribution Elections	A-8
	(c) Subsequent Elections	A-8
	(d) Distributions Pursuant to Deferral Elections	A-9
	(e) Unforeseeable Emergency	A-9
	(f) Disabled	A-10
	(g) Death	A-10
	(h) No Acceleration of Distributions	A-10

12.	Tax Withholding	A-10

	(a) Tax Withholding in General	A-10
	(b) Withholding in Shares	A-10

13.	No Retention Rights	A-11

14.	Duration and Amendments	A-11
	(a) Term of the Plan	A-11
	(b) Right to Amend or Terminate the Plan	A-11
	(c) Effect of Amendment or Termination	A-11

15.	Definitions	A-11

16.	Execution	A-14

A-ii

bebe stores, inc.
1997 STOCK PLAN
     1. Establishment and Purpose.
     The purpose of the Plan is to offer selected individuals an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by acquiring Shares of the Company’s Stock. The Plan provides for the direct award or sale of Shares, the grant of Options to purchase Shares and the grant of Restricted Stock Units. Options granted under the Plan may include Nonstatutory Options (“NSOs”) as well as Incentive Stock Options (“ISOs”) intended to qualify under Section 422 of the Code.
     Capitalized terms are defined in Section 15.
     2. Administration.
          (a) Committees of the Board of Directors. The Plan may be administered by one or more Committees. Each Committee shall consist of two or more members of the Board of Directors who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it. If no Committee has been appointed, the entire Board of Directors shall administer the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.
          (b) Authority of the Board of Directors. Subject to the provisions of the Plan, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Participants and all persons deriving their rights from a Participant.
          (c) Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.
          (d) Committee Complying with Section 162(m). If the Company (or any Parent or Subsidiary) is a “publicly held corporation” within the meaning of Section 162(m), the Board of Directors may establish a committee of “outside directors” within the meaning of Section 162(m) to approve any grants under the Plan which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).
     3. Eligibility and Award Limitation.
          (a) General Rule. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Options, the direct award or sale of Shares and the grant of Restricted Stock Units. Only Employees shall be eligible for the grant of ISOs.
          (b) Ten-Percent Shareholders. An individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall not be eligible to be granted an ISO unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the date of grant, and (ii) the ISO, by its terms is not exercisable after the expiration of five years from the date of grant. For purposes of this Subsection (b), in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

          (c) Section 162(m) Grant Limit. Subject to adjustment as provided in Section 9(a), at any such time as the Company is a “publicly held corporation” within the meaning of Section 162(m), no Employee shall be granted one or more Options within any fiscal year of the Company which in the aggregate are for the purchase of more than one million six hundred eighty-seven thousand five hundred (1,687,500) shares (the “Section 162(m) Grant Limit”). An Option which is canceled in the same fiscal year of the Company in which it was granted shall continue to be counted against the Section 162(m) Grant Limit for such period.
     4. Stock Subject to Plan.
          (a) Basic Limitation. The aggregate number of Shares that may be issued under the Plan (upon exercise of Options, Stock Purchase Rights, Restricted Stock Units or other rights to acquire Shares) shall not exceed twenty million one hundred thirteen thousand seven hundred fifty (20,113,750) Shares, subject to adjustment pursuant to Section 9. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.
          (b) Additional Shares. In the event that any outstanding Option, Stock Purchase Right, Restricted Stock Units or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the portion of such award which has not been exercised or settled as of the time of such termination shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or right of first refusal, such Shares shall again be available for the purposes of the Plan, except that the aggregate number of Shares which may be issued upon the exercise of ISOs shall in no event exceed twenty million one hundred thirteen thousand seven hundred fifty (20,113,750) Shares (subject to adjustment pursuant to Section 9).
     5. Terms and Conditions of Restricted Stock Awards or Sales.
          (a) Restricted Stock Agreement. Each award or sale of Shares pursuant to Section 5 shall be evidenced by a Restricted Stock Agreement between the Participant and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Restricted Stock Agreement. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.
          (b) Duration and Nontransferability of Stock Purchase Rights. Any Stock Purchase Right granted pursuant to Section 5 shall automatically expire if not exercised by the Participant within 30 days after the grant of such right was communicated to the Participant by the Company in writing. A Stock Purchase Right shall not be transferable and shall be exercisable only by the Participant to whom such right was granted.
          (c) Purchase Price. The purchase price of Shares to be offered for sale pursuant to a Stock Purchase Right shall not be less than 85% of the Fair Market Value of such Shares. Subject to the preceding sentence, the purchase price shall be determined by the Board of Directors at its sole discretion. The purchase price shall be payable in a form or combination of the forms of consideration applicable to payment of the purchase price, as described in Section 8.
          (d) Restrictions on Transfer of Shares and Vesting. Any Shares awarded or sold pursuant to this Section 5 shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Restricted Stock Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

          (e) Accelerated Vesting. Unless the applicable Restricted Stock Agreement provides otherwise, any right to automatically reacquire for no consideration Shares awarded pursuant to this Section 5 or to repurchase Shares sold pursuant to this Section 5 at their original purchase price upon termination of the Participant’s Service shall lapse and all of such Shares shall become vested if the Company is subject to a Change in Control and the reacquisition right or repurchase right is not assigned to the entity that employs the Participant immediately after the Change in Control or to its parent or subsidiary.
     6. Terms and Conditions of Options.
          (a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.
          (b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.
          (c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, and a higher percentage may be required by Section 3(b). The Exercise Price of an NSO shall not be less than 85% of the Fair Market Value of a Share on the date of grant; provided, however, that any NSO constituting Section 409A Deferred Compensation shall comply with the requirements of Section 11 of the Plan and Section 409A of the Code. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Board of Directors at its sole discretion. The Exercise Price shall be payable in a form or combination of the forms of consideration applicable to Options, as described in Section 8.
          (d) Exercisability. Each Stock Option Agreement shall specify the date when, or the terms, performance criteria or other conditions upon the satisfaction of which, all or any installment of the Option is to become exercisable. The exercisability provisions of any Stock Option Agreement shall be determined by the Board of Directors at its sole discretion.
          (e) Accelerated Vesting and Exercisability. Unless the applicable Stock Option Agreement or, with respect to any NSO constituting Section 409A Deferred Compensation, the requirements of Section 11 of the Plan and Section 409A of the Code, provides otherwise, all of a Participant’s Options shall become exercisable and vested in full if (i) the Company is subject to a Change in Control, (ii) such Options are not assumed by the surviving corporation or its parent and (iii) the surviving corporation or its parent does not substitute options with substantially the same terms for such Options. Any options which are not assumed or substituted for in connection with the Change in Control shall, to the extent not exercised as of the date of the Change in Control, terminate and cease to be outstanding effective as of the date of the Change in Control.
          (f) Basic Term. The Stock Option Agreement shall specify the term of the Option. The term of an ISO shall not exceed 10 years from the date of grant, and a shorter term may be required by Section 3(b). Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire.
          (g) Transferability of Options. No Option shall be transferable by the Participant other than by beneficiary designation, will or the laws of descent and distribution. An Option may be exercised during the lifetime of the Participant only by the Participant or by the Participant’s guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Participant during the Participant’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

Notwithstanding the foregoing, an NSO shall be assignable or transferable to the extent permitted by the Board of Directors and set forth in the Stock Option Agreement evidencing such Option.
          (h) Termination of Service (Except by Death or for Cause). Unless otherwise specified in the Stock Option Agreement, if a Participant’s Service terminates for any reason other than the Participant’s death or for Cause (as defined below), then the Participant’s Options shall expire on the earliest of the following occasions:
               (i) The expiration date determined pursuant to Subsection (g) above;
               (ii) The date three months after the termination of the Participant’s Service for any reason other than Disability; or
               (iii) The date six months after the termination of the Participant’s Service by reason of Disability.
The Participant may exercise all or part of the Participant’s Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable before the Participant’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Participant’s Service terminated (or vested as a result of the termination). The balance of such Options shall lapse when the Participant’s Service terminates. In the event that the Participant dies after the termination of the Participant’s Service but before the expiration of the Participant’s Options, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Participant’s estate or by any person who has acquired such Options directly from the Participant by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Participant’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Participant’s Service terminated (or vested as a result of the termination).
          (i) Leaves of Absence. For purposes of Subsection (i) above, Service shall be deemed to continue while the Participant is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).
          (j) Death of Participant. Unless otherwise specified in the Stock Option Agreement, if a Participant dies while the Participant is in Service, then the Participant’s Options shall expire on the earlier of the following dates:
               (i) The expiration date determined pursuant to Subsection (g) above; or
               (ii) The date 12 months after the Participant’s death.
All or part of the Participant’s Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of the Participant’s estate or by any person who has acquired such Options directly from the Participant by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Participant’s death (or became exercisable as a result of the death) and the underlying Shares had vested before the Participant’s death (or vested as a result of the Participant’s death). The balance of such Options shall lapse when the Participant dies.
          (k) Termination for Cause. Unless otherwise specified in the Stock Option Agreement, if a Participant’s Service is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Service. Unless otherwise defined by the Participant’s Stock Option Agreement or contract of employment or service, for purposes of this Section 6(l) “Cause” shall mean any of the following: (1) the Participant’s theft, dishonesty, or falsification of any Company documents or records; (2) the Participant’s improper use or disclosure of a the Company’s confidential or proprietary information; (3) any action by the

Participant which has a material detrimental effect on the Company’s reputation or business; (4) the Participant’s failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability; (5) any material breach by the Participant of any employment or service agreement between the Participant and the Company, which breach is not cured pursuant to the terms of such agreement; (6) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Participant’s ability to perform his or her duties with the Company; or (7) Participant’s conviction for a violation of any securities law.
          (l) No Rights as a Shareholder. A Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any Shares covered by the Participant’s Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.
          (m) Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, impair the Participant’s rights or increase the Participant’s obligations under such Option.
          (n) Restrictions on Transfer of Shares and Vesting. Any Shares issued upon exercise of an Option shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.
     7. Terms and Conditions of Restricted Stock Units.
          (a) Restricted Stock Units Agreement. Each Restricted Stock Unit award pursuant to Section 7 shall be evidenced by a Restricted Stock Units Agreement between the Participant and the Company. Such award shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Restricted Stock Units Agreement. The provisions of the various Restricted Stock Units Agreements entered into under the Plan need not be identical.
          (b) Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit award, the consideration for which shall be services actually rendered to the Company, a Parent or Subsidiary, or for its benefit.
          (c) Vesting. Restricted Stock Units may or may not be made subject to vesting conditions based upon the satisfaction of such Service requirements, conditions or restrictions, as shall be established by the Board of Directors and set forth in the Restricted Stock Units Agreement.
          (d) Voting. A Participant shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
          (e) Effect of Termination of Service. Unless otherwise provided by the Board of Directors in the grant of Restricted Stock Units and set forth in the Restricted Stock Units Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units which remain subject to vesting conditions as of the date of the Participant’s termination of Service.

          (f) Settlement of Restricted Stock Unit Award. The Company shall issue to the Participant on the date on which the Restricted Stock Units subject to the Participant’s Restricted Stock Unit award vests or on such other date as determined by the Board of Directors, in its discretion, and set forth in the Participant’s Restricted Stock Units Agreement a number of whole shares of Stock equal to the number of whole Restricted Stock Units as set forth in and subject to the Restricted Stock Units Agreement which are no longer subject to vesting conditions or which are otherwise to be settled on such date, subject to withholding of applicable taxes, if any. If permitted by the Board of Directors, the Participant may elect, consistent with the requirements of Section 11 of the Plan and Section 409A of the Code, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Restricted Stock Units Agreement. Notwithstanding the foregoing, the Board of Directors, in its discretion, may provide for settlement of any Restricted Stock Unit award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section. The Board of Directors, in its discretion, may provide in any Restricted Stock Units Agreement that, if the settlement of the award with respect to any shares would otherwise occur on a day on which the sale of such shares would violate the provisions of the Insider Trading Policy, then the settlement with respect to such shares shall occur on the next day on which the sale of such shares would not violate the Insider Trading Policy, but in any event on or before the later of the last day of the calendar year of, or the 15th day of the third calendar month following, the original settlement date.
          (g) Accelerated Vesting and Settlement of Restricted Stock Unit Awards. Unless the applicable Restricted Stock Units Agreement provides otherwise, all of a Participant’s Restricted Stock Units shall become vested in full if (i) the Company is subject to a Change in Control, (ii) such Restricted Stock Units do not remain outstanding, (iii) such Restricted Stock Units are not assumed by the surviving corporation or its parent and (iv) the surviving corporation or its parent does not substitute a substantially equivalent award. Except as required by Section 11 of the Plan and Section 409A of the Code with respect to any Restricted Stock Units award constituting Section 409A Deferred Compensation, Restricted Stock Units shall be settled in accordance with Section 7(f) immediately prior to the effective time of the Change in Control to the extent the Restricted Stock Units are neither assumed or substituted for in connection with the Change in Control.
          (h) Restrictions on Transfer of Restricted Stock Unit Awards. Prior to the issuance of shares of Stock in settlement of a Restricted Stock Unit award, the award shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except by will or by the laws of descent and distribution.
     8. Payment for Shares.
          (a) General Rule. The entire purchase price for Shares acquired pursuant to a Stock Purchase Right or Exercise Price of Shares acquired pursuant to an Option shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in this Section 8.
          (b) Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part with Shares owned by the Participant or the Participant’s representative. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Option is exercised. This Subsection (b) shall not apply to the extent that acceptance of Shares in payment of the Exercise Price would cause the Company to recognize compensation expense with respect to the Option for financial reporting purposes.
          (c) Services Rendered. At the discretion of the Board of Directors, Shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award.
          (d) Exercise/Sale. To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

          (e) Exercise/Pledge. To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.
     9. Adjustment of Shares.
          (a) General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board of Directors shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 4, (ii) the number of Shares covered by each outstanding Option, Stock Purchase Right and Restricted Stock Unit award, (iii) the Section 162(m) Grant Limit set forth in Section 3(c) or (vi) the Exercise Price under each outstanding Option. Notwithstanding the foregoing, any fractional shares resulting from an adjustment pursuant to this Section 9 shall be rounded down to the nearest whole number, and no any event may the exercise price be decreased to an amount less than the par value, if any, of the Stock.
          (b) Mergers and Consolidations. In the event that the Company is a party to a merger or consolidation, outstanding Options, Stock Purchase Rights and Restricted Stock Units shall be subject to the agreement of merger or consolidation. Such agreement, without the Participants’ consent, may provide for:
               (i) The continuation of such outstanding Options, Stock Purchase Right or Restricted Stock Units by the Company (if the Company is the surviving corporation);
               (ii) The assumption of the Plan and such outstanding Options, Stock Purchase Rights or Restricted Stock Units by the surviving corporation or its parent;
               (iii) The substitution by the surviving corporation or its parent of options, stock purchase rights or restricted stock units with substantially the same terms for such outstanding Options, Stock Purchase Rights or Restricted Stock Units; or
               (iv) The cancellation of such outstanding Options without payment of any consideration.
          (c) Reservation of Rights. Except as provided in this Section 9, a Participant shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
     10. Securities Law Requirements.
          (a) General. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

          (b) Financial Reports. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common shareholders.
     11. Compliance with Section 409A.
          (a) Awards Subject to Section 409A. The provisions of this Section 11 shall apply to any award or portion thereof that constitutes Section 409A Deferred Compensation, notwithstanding any provision to the contrary contained in the Plan or the award agreement applicable to such award. Section 409A Deferred Compensation includes, without limitation:
               (i) Any NSO having an Exercise Price less than 100% of the Fair Market Value of a Share on the date of grant of the NSO or that permits the deferral of compensation other than the deferral of recognition of income until the exercise of the NSO.
               (ii) Any Restricted Stock Unit award if either (A) the award provides by its terms for settlement of all or any portion of the award on one or more dates following the Short-Term Deferral Period (as defined below) or (B) the Board of Directors permits or requires the Participant to elect one or more dates on which the award will be settled.
Subject to any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, the term “Short-Term Deferral Period” means the period ending on the later of (i) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Participant’s taxable year in which the applicable portion of the award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning set forth in any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance.
          (b) Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A or any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, the following rules shall apply to any deferral and/or distribution elections (each, an “Election”) that may be permitted or required by the Board of Directors pursuant to an award constituting Section 409A Deferred Compensation:
               (i) All Elections must be in writing and specify the amount of the distribution in settlement of an award being deferred, as well as the time and form of distribution as permitted by this Plan.
               (ii) All Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an award may be granted to such Participant; provided, however, that if the award qualifies as “performance-based compensation” for purposes of Section 409A and is based on services performed over a period of at least twelve (12) months, then the Election may be made no later than six (6) months prior to the end of such period.
               (iii) Elections shall continue in effect until a written election to revoke or change such Election is received by the Company, except that a written election to revoke or change such Election must be made prior to the last day for making an Election determined in accordance with paragraph (ii) above or as permitted by Section 11(c).
          (c) Subsequent Elections. Except as otherwise permitted or required by Section 409A or any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, any award constituting Section 409A Deferred Compensation which permits a subsequent Election to delay the distribution or change the form of distribution in settlement of such award shall comply with the following requirements:

               (i) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;
               (ii) Each subsequent Election related to a distribution in settlement of an Award not described in Section 11(d)(ii), 11(d)(iii), or 11(d)(vi) must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and
               (iii) No subsequent Election related to a distribution pursuant to Section 11(d)(iv) shall be made less than twelve (12) months prior to the date of the first scheduled payment under such distribution.
          (d) Distributions Pursuant to Deferral Elections. Except as otherwise permitted or required by Section 409A or any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, no distribution in settlement of an award constituting Section 409A Deferred Compensation may commence earlier than:
               (i) Separation from service (as determined by the Secretary of the United States Treasury);
               (ii) The date the Participant becomes Disabled (as defined below);
               (iii) Death;
               (iv) A specified time (or pursuant to a fixed schedule) that is either (A) specified by the Board of Directors upon the grant of an award and set forth in the award agreement evidencing such award or (B) specified by the Participant in an Election complying with the requirements of Section 11(b) and/or 11(c), as applicable;
               (v) To the extent provided by the Secretary of the U.S. Treasury, a change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company; or
               (vi) The occurrence of an Unforeseeable Emergency (as defined by applicable U.S. Treasury Regulations promulgated pursuant to Section 409A).
Notwithstanding anything else herein to the contrary, to the extent that a Participant is a “Specified Employee” (as defined in Section 409A(a)(2)(B)(i) of the Code) of the Company, no distribution pursuant to Section 11(d)(i) in settlement of an award constituting Section 409A Deferred Compensation may be made before the date (the “Delayed Payment Date”) which is six (6) months after such Participant’s date of separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.
          (e) Unforeseeable Emergency. The Board of Directors shall have the authority to provide in the award agreement evidencing any award constituting Section 409A Deferred Compensation for distribution in settlement of all or a portion of such award in the event that a Participant establishes, to the satisfaction of the Board of Directors, the occurrence of an Unforeseeable Emergency. In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the award. All distributions with respect to an Unforeseeable Emergency shall be made in a lump sum as soon as practicable following the Committee’s determination that an Unforeseeable Emergency has occurred.

     The occurrence of an Unforeseeable Emergency shall be judged and determined by the Board of Directors. The Board of Directors’ decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the distribution in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.
          (f) Disabled. The Board of Directors shall have the authority to provide in any award constituting Section 409A Deferred Compensation for distribution in settlement of such award in the event that the Participant becomes Disabled. A Participant shall be considered “Disabled” if either:
               (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or
               (ii) the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.
     All distributions payable by reason of a Participant becoming Disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election, commencing as soon as practicable following the date the Participant becomes Disabled. If the Participant has made no Election with respect to distributions upon becoming Disabled, all such distributions shall be paid in a lump sum as soon as practicable following the date the Participant becomes Disabled.
          (g) Death. If a Participant dies before complete distribution of amounts payable upon settlement of an award constituting Section 409A Deferred Compensation, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election as soon as administratively possible following receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions upon death, all such distributions shall be paid in a lump sum as soon as practicable following the date of the Participant’s death.
          (h) No Acceleration of Distributions. Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under an award constituting Section 409A Deferred Compensation, except as provided by Section 409A and/or the Secretary of the U.S. Treasury.
     12. Tax Withholding.
          (a) Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by such the Participant’s employer with respect to an award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver Shares, to release Shares from an escrow established pursuant to an award agreement, or to make any payment in cash under the Plan until such tax withholding obligations have been satisfied.
          (b) Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the Shares issuable to a Participant upon the exercise or settlement of an award, or to accept from the Participant the tender of, a number of whole Shares having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participant’s employer. The Fair Market Value of any Shares withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

     13. No Retention Rights.
     Nothing in the Plan or in any right, Option or Restricted Stock Unit granted under the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.
     14. Duration and Amendments.
          (a) Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company’s shareholders. In the event that the shareholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, any grants of Options or sales or awards of Shares that have already occurred shall be rescinded, and no additional grants, sales or awards shall be made thereafter under the Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the Shares available for issuance under the Plan have been issued and all restrictions on such Shares under the terms of the Plan and the agreements evidencing Options and awards granted under the Plan have lapsed. However, all ISOs shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board of Directors or the date the Plan is duly approved by the shareholders of the Company. Notwithstanding the foregoing, if the maximum number of Shares issuable pursuant to the Plan as provided in Section 4 has been increased at any time (other than pursuant to Section 9), all ISOs shall be granted, if at all, within ten (10) years from the earlier of (i) the date on which the latest such increase in the maximum number of Shares issuable under the Plan was approved by the shareholders of the Company or (ii) the date such amendment was adopted by the Board of Directors.
          (b) Right to Amend or Terminate the Plan. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan which increases the number of Shares available for issuance under the Plan (except as provided in Section 9), or which materially changes the class of persons who are eligible for the grant of ISOs, shall be subject to the approval of the Company’s shareholders. Shareholder approval shall not be required for any other amendment of the Plan.
          (c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except in settlement of Restricted Stock Unit awards and upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan; provided, however, that notwithstanding any other provision of the Plan to the contrary, the Board of Directors may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any award agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such award agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.
     15. Definitions.
          (a) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.
          (b) “Change in Control” shall mean:
               (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, unless 50% or more of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were shareholders of the Company immediately prior to such merger, consolidation or other reorganization, in substantially the same proportions as their ownership of Company stock prior to the transaction ; or

               (ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets.
Notwithstanding the foregoing, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
          (c) “Code” shall mean the Internal Revenue Code of 1986, as amended, and any applicable regulations or administrative guidelines promulgated thereunder.
          (d) “Committee” shall mean a committee of the Board of Directors, as described in Section 2(a).
          (e) “Company” shall mean bebe stores, inc., a California corporation.
          (f) “Consultant” shall mean an individual who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.
          (g) “Disability” shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.
          (h) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.
          (i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
          (j) “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.
          (k) “Fair Market Value” shall mean, as of any date, the value of a Share as determined by the Board of Directors, in its sole discretion, subject to the following:
               (i) If, on such date, there is a public market for the Stock, the Fair Market Value of a Share shall be the closing sale price of a Share (or the mean of the closing bid and asked prices of a Share if the Stock is so quoted instead) as quoted on such national or regional securities exchange or market system as constitutes the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board of Directors, in its sole discretion.
               (ii) If, on such date, there is no public market for the Stock, the Fair Market Value of a Share shall be as determined by the Board of Directors in good faith and in a manner consistent with the requirements of Section 409A.
          (l) “Insider” shall mean an officer or a director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

          (m) “Insider Trading Policy” shall mean the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by persons who may possess material, nonpublic information regarding the Company or its securities.
          (n) “ISO” shall mean an incentive stock option described in Section 422(b) of the Code.
          (o) “NSO” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.
          (p) “Option” shall mean an ISO or an NSO granted under the Plan and entitling the holder to purchase Shares.
          (q) “Outside Director” shall mean a member of the Board of Directors who is not an Employee.
          (r) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
          (s) “Plan” shall mean this bebe stores, inc. 1997 Stock Plan.
          (t) “Participant” shall mean an individual to whom the Board of Directors has granted an award pursuant to the Plan.
          (u) “Restricted Stock Agreement” shall mean the agreement between the Company and a Participant who acquires Shares under Section 5 which contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.
          (v) “Restricted Stock Unit” shall mean a right granted to a Participant pursuant to Section 7 of the Plan to receive a share of Stock on a date determined in accordance with the provisions of Section 7 and the Participant’s Restricted Stock Units Agreement.
          (w) “Restricted Stock Units Agreement” shall mean a written agreement between the Company and a Participant who is granted Restricted Stock Units under the Plan which contains the terms, conditions and restrictions pertaining to the acquisition of such award.
          (x) “Rule 16b-3” shall mean Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.
          (y) “Section 162(m)” shall mean Section 162(m) of the Code.
          (z) “Section 409A” shall mean Section 409A of the Code.
          (aa) “Section 409A Deferred Compensation” shall mean compensation provided pursuant to the Plan that constitutes deferred compensation subject to and not exempted from the requirements of Section 409A.
          (bb) “Service” shall mean service as an Employee, Outside Director or Consultant. Service shall not be deemed to have terminated merely because of a change in the capacity in which an individual renders Service to the Company (or any Parent or Subsidiary) or a change in the corporation for which the individual renders such Service, provided that there is no interruption or termination of the individual’s Service.

          (cc) “Share” shall mean one share of Stock, as adjusted in accordance with Section 9 (if applicable).
          (dd) “Stock” shall mean the Common Stock of the Company.
          (ee) “Stock Option Agreement” shall mean the agreement between the Company and a Participant which contains the terms, conditions and restrictions pertaining to the Participant’s Option.
          (ff) “Stock Purchase Right” means a right to purchase Shares granted under Section 5.
          (gg) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
     16. Execution.
     The undersigned hereby certifies that the foregoing is the bebe stores, inc. 1997 Stock Plan as amended and restated.

bebe stores, inc.

By:	/s/ Gregory Scott

Title:	Chief Executive Officer

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

    Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

	01 - Manny Mashouf	☐	☐	02 - Barbara Bass	☐	☐	03 - Cynthia Cohen	☐	☐

	04 - Corrado Federico	☐	☐	05 - Caden Wang	☐	☐	06 - Gregory Scott	☐	☐

For	Against	Abstain		For	Against	Abstain
2.  To approve an increase in the maximum number of shares that may be issued under the Company’s 1997 Stock Plan, as amended, by 2,000,000 shares from 20,113,750 shares to a total of 22,113,750 shares.
☐	☐	☐	3. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 4, 2009.	☐	☐	☐
B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▪	1 U P X 0 1 9 3 6 6 2	+
<STOCK#>                    00YL9A

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — bebe stores, inc.

Proxy for 2008 Annual Meeting of Shareholders
Solicited by the Board of Directors
The undersigned hereby constitutes and appoints Gregory Scott and Larry Smith, and each of them, as his or her true and lawful agents and proxies with full power of substitution to represent the undersigned and to vote all of the shares of stock in bebe stores, inc. which the undersigned is entitled to vote at the bebe stores 2008 Annual Meeting of Shareholders to be held at the Company’s principal executive offices located at 400 Valley Drive, Brisbane, California 94005 on November 5, 2008 at 9:30 a.m. local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in bebe’s proxy statement, receipt of which is acknowledged and (2) in their discretion upon such other matters as may properly come before the meeting.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.
This proxy when properly executed will be voted in the manner directed herein. If no direction is made, such shares shall be voted FOR the Company’s nominees for election to the Board of Directors, FOR an increase in the maximum number of shares that may be issued under the Company’s 1997 Stock Plan, as amended, from 20,113,750 shares to 22,113,750 shares, and FOR ratification of Deloitte & Touche LLP, and as said proxies deem advisable on such other matters as may properly come before the meeting.
Even if you are planning to attend the meeting in person, you are urged to sign and mail the proxy in the return envelope so that your stock may be represented at the meeting.